                                                                    Exhibit 10.1


                           SECOND AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                                  GGPLP L.L.C.

                                TABLE OF CONTENTS

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                                                                           PAGE
ARTICLE I      Definitions; Etc...........................................   1

      1.1   Definitions...................................................   1

      1.2   Exhibits, Etc.................................................  15

      1.3   Pronouns and Headings.........................................  16

ARTICLE II     Continuation...............................................  16

      2.1   Continuation..................................................  16

      2.2   Name..........................................................  16

      2.3   Character of the Business.....................................  16

      2.4   Location of the Principal Place of Business...................  17

      2.5   Registered Agent and Registered Office........................  17

ARTICLE III    Term.......................................................  17

      3.1   Commencement..................................................  17

      3.2   Dissolution...................................................  17

ARTICLE IV     Classes of Units...........................................  17

      4.1   Common Units..................................................  17

      4.2   Preferred Units...............................................  18

      4.3   Establishment of Series A Preferred Units.....................  18

      4.4   No Third Party Beneficiary....................................  32

      4.5   No Interest; No Return; No Withdrawal.........................  33

      4.6   No Other Capital Contributions................................  33

      4.7   Establishment and Issuance of Series B Preferred Units........  33

ARTICLE V      Allocations and Other Tax and Accounting Matters...........  33

      5.1   Allocations...................................................  33

      5.2   Distributions.................................................  33

      5.3   Books of Account..............................................  34

      5.4   Reports.......................................................  34

      5.5   Tax Elections and Returns.....................................  34

      5.6   Tax Matters Member............................................  34

                                TABLE OF CONTENTS

                                   (continued)

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                                                                           PAGE
      5.7   Withholding...................................................  34

ARTICLE VI     Rights, Duties and Restrictions of the Managing Member.....  35

      6.1   Expenditures by Company.......................................  35

      6.2   Powers and Duties of Managing Member..........................  35

      6.3   Proscriptions.................................................  38

      6.4   Title Holder..................................................  38

      6.5   Compensation of the Managing Member...........................  38

      6.6   Waiver and Indemnification....................................  38

      6.7   Operation in Accordance with REIT Requirements................  39

      6.8   Duties and Conflicts..........................................  39

ARTICLE VII    Dissolution, Liquidation and Winding-Up....................  40

      7.1   Accounting....................................................  40

      7.2   Distribution on Dissolution...................................  40

      7.3   Timing Requirements...........................................  40

      7.4   Sale of Company Assets........................................  41

      7.5   Distributions in Kind.........................................  41

      7.6   Documentation of Liquidation..................................  41

      7.7   Negative Capital Accounts.....................................  41

ARTICLE VIII   Transfer of Units..........................................  41

      8.1   Managing Member Transfer......................................  41

      8.2   Transfers by Other Members....................................  42

      8.3   Restrictions on Transfer......................................  42

      8.4   Bankruptcy of a Member........................................  43

ARTICLE IX     Arbitration of Disputes....................................  43

      9.1   Arbitration...................................................  43

      9.2   Procedures....................................................  43

      9.3   Binding Character.............................................  44

      9.4   Exclusivity...................................................  44

                                TABLE OF CONTENTS

                                   (continued)

                                                                           PAGE
      9.5   No Alteration of Agreement....................................  44

ARTICLE X      General Provisions.........................................  45

      10.1  Notices.......................................................  45

      10.2  Successors....................................................  45

      10.3  Effect and Interpretation.....................................  45

      10.4  Counterparts..................................................  45

      10.5  Members Not Agents............................................  45

      10.6  Entire Understanding; Etc.....................................  45

      10.7  Amendments....................................................  45

      10.8  Severability..................................................  45

      10.9  Trust Provision...............................................  45

      10.10 Issuance of Certificates Representing Units...................  46

      10.11 Specific Performance..........................................  46

      10.12 Power of Attorney.............................................  46

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                                      B-1

                           SECOND AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                                  GGPLP L.L.C.


         THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into this 17th day of April, 2002, by and among the undersigned parties.

                             W I T N E S S E T H:

         WHEREAS, a Delaware limited liability company known as GGPLP L.L.C. (the "Company") exists pursuant to the Delaware Limited Liability Company Act and that certain Amended and Restated Operating Agreement dated as of May 25, 2000 (the "Original Agreement"), among GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), GGP American Properties Inc., a Delaware corporation, Caledonian Holding Company, Inc., a Delaware corporation, Goldman Sachs 2000 Exchange Place Fund, L.P. (the "GS 2000 Exchange Fund"), and General Growth Properties, Inc., a Delaware corporation ("GGPI");

         WHEREAS, the GS 2000 Exchange Fund has previously assigned its preferred units of membership interest in the Company to GSEP 2000 Realty Corp., a Delaware corporation (the "GS 2000 REIT");

         WHEREAS, concurrently herewith, GSEP 2002 Realty Corp., a Delaware corporation (the "GS 2002 REIT"), is contributing $50,000,000 to the capital of the Company and, in exchange therefor, the Company is issuing to the GS 2002 REIT Series B Preferred Units (as defined below); and

         WHEREAS, the parties hereto, being all of the existing members of the Company and the GS 2002 REIT, desire to amend and restate the Original Agreement in its entirety to reflect such capital contribution, to effect the creation and issuance of the Series B Preferred Units and to reflect the transfer referred to in the second recital hereof and the other understandings among the parties hereto in respect of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, do hereby amend and restate the Original Agreement to read in its entirety as follows:

                                   ARTICLE I

                                DEFINITIONS; ETC.

         1.1 DEFINITIONS. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below (such definitions to be equally applicable to the singular and plural forms of the terms so defined):

         "Accountants" shall mean the firm or firms of independent certified public accountants selected by the Managing Member on behalf of the Company and the Property Partnerships.

         "Act" shall mean the Limited Liability Company Act as enacted in the State of Delaware, as the same has been amended and as the same may hereafter be amended from time to time.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

              (a) credit to such Capital Account any amounts which such Member is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

              (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith

         "Adjusted Consolidated Tangible Net Worth" shall mean, as of the time of determination, the Consolidated Tangible Net Worth at such time less any Reserve Amount at such time.

         "Administrative Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Company, (ii) all administrative, operating and other costs and expenses incurred by the Property Partnerships, which expenses are being assumed by the Company pursuant to Section 6.1, (iii) a pro rata portion (as determined in the reasonable judgment of the Managing Member) of administrative costs and expenses of the Managing Member and GGPI, including salaries paid to officers of the Managing Member and GGPI and accounting and legal expenses undertaken by the Managing Member and GGPI on behalf or for the benefit of the Company, and (iv) to the extent not included in clause (iii) above, a pro rata portion (as determined in the reasonable discretion of the Managing Member) of REIT Expenses.

         "Affiliate" shall mean, with respect to any Member (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Member; (ii) any trustee or beneficiary of a Member; (iii) any legal representative, successor, or assignee of such Member or any Person referred to in the preceding clauses (i) and (ii); (iv) any trustee of any trust for the benefit of such Member or any Person referred to in the preceding clauses (i) through (iii); or
(v) any Person which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Member or any Person referred to in the preceding clauses (i) through (iv).

         "Agreement" shall mean this Amended and Restated Operating Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

         "Approved Replacement Property" means, with respect to a Property being sold, conveyed, transferred or otherwise disposed of, a real estate asset with a fair market value of at least 90% of the fair market value of the Property being sold, conveyed, transferred or disposed of.

         "Bankruptcy" shall mean, with respect to any Member or the Company, (i) the commencement by such Member or the Company of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Member or the Company is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Member or the Company, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Member or the Company, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing, (v) the filing of an answer by such Member or the Company admitting the allegations of any such petition, (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Member or the Company unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Member or the Company, (vii) the insolvency of such Member or the Company or the execution by such Member or the Company of a general assignment for the benefit of creditors, (viii) the convening by such Member or the Company of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, (ix) the failure of such Member or the Company to pay its debts as they mature, (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Member or the Company where such seizure is not discharged within thirty
(30) days thereafter, or (xi) the admission by such Member or the Company in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

         "Business Day" shall mean a day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Capital Account" shall mean, with respect to any Member, the separate "book" account which the Company shall establish and maintain for such Member in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulations and such other provisions of Section 1.704-1(b) of the Regulations that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations; and the provisions hereof shall be interpreted and applied in a manner consistent therewith. In the event that any Units are transferred in accordance with the terms of this Agreement, the Capital Account, at the time of the transfer, of the transferor attributable to the transferred Units shall carry over to the transferee.

         "Capital Contribution" shall mean, with respect to any Member, the amount of money and the initial Gross Asset Value of any property other than money contributed to the Company with respect to the Units held by such Member (net of liabilities to which such property is subject).

         "Certificate" shall mean the Certificate of Formation establishing the Company, as filed with the office of the Delaware Secretary of State, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

         "Charter" shall mean the certificate of incorporation of GGPI, as filed with the office of the Delaware Secretary of State, as it may be amended from time to time.

         "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares as such person is selected from time to time by the Board of Directors of GGPI.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Shares" shall mean the shares of the common stock, par value $.10 per share, of GGPI.

         "Common Unit Record Date" shall mean the record date established by the Managing Member for a distribution of Net Operating Cash Flow pursuant to
Section 5.2.

         "Common Units" shall mean all Units other than Preferred Units.

         "Company" shall have the meaning set forth in the preliminary recitals hereto.

         "Consent of the Holders of Common Units" shall mean the written consent of the holders of a Majority-In-Interest of the Common Units, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by the holders of a Majority-In-Interest of the Common Units, unless otherwise expressly provided herein, in their sole and absolute discretion.

         "Consolidated Group" means the Company and all Subsidiaries.

         "Consolidated Group Pro Rata Share" shall mean, with respect to any Investment Affiliate, the percentage of the aggregate equity ownership interests held by the Consolidated Group in such Investment Affiliate, determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate upon liquidation of such Investment Affiliate after repayment in full of all Indebtedness of such Investment Affiliate.

         "Consolidated Interest Expense" shall mean, for any period, without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period related to Consolidated Outstanding Indebtedness for such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of any Investment Affiliate, for such period, whether recourse or non-recourse (in the case of each of clause (a) or (b), excluding prepayment fees, premiums or penalties and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness).

         "Consolidated Outstanding Indebtedness" shall mean, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate outstanding at such date other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group, less (c) with respect to each Subsidiary in which the Company does not directly or indirectly hold a 100% ownership interest, a percentage of any Indebtedness of such Subsidiary which is included under clause
(a) of this definition and which is not guaranteed by the Company equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by the Company on such date. Notwithstanding anything to the contrary contained herein, Parent Indebtedness shall not be included in the calculation of Consolidated Outstanding Indebtedness.

         "Consolidated Tangible Net Worth" shall mean, as of any date of determination, the excess, without duplication, of (a) the total fair market value of the assets (including cash and cash equivalents) of the Consolidated Group and the applicable Consolidated Group Pro Rata Shares of the assets of the Investment Affiliates as of such date over (b) Consolidated Outstanding Indebtedness as of such date; provided, that for purposes of this definition, the determination of total assets shall exclude (a) all assets which in accordance with GAAP should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, unamortized debt discount, capitalized research and development costs, capitalized software costs and organization costs), (b) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock and (c) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been established or which a prudent owner and operator should establish in connection with the business of operating and maintaining the Company properties. For purposes of the calculation of Consolidated Tangible Net Worth, (a) the fair market value of income producing real property shall be the quotient of four times the Net Operating Income of such property for the most recently completed calendar quarter divided by an 8.25% capitalization rate, (b) the fair market value of any raw land, vacant out-parcel or real estate under construction shall equal the aggregate sums expended therefor (including without limitation land acquisition costs) (provided, however, that (i) the fair market value of the land portion of those assets which are listed on Schedule 1 to the Term Loan Agreement shall be as set forth on such Schedule 1 and (ii) no amount shall be included under this clause
(b) with respect to real estate under construction if the Company has included income therefrom in the calculation of Net Operating Income unless the construction in question involves renovation or expansion of a property that is otherwise completed, open for business and operational, the construction in question will not materially interrupt, limit or impair such ongoing business and operations and the inclusion of such income in the calculation of Net Operating Income and such costs and/or other amounts under this clause (b) is not duplicative) and (c) the fair market value of any other asset shall be the lesser of cost and fair market value (as determined in good faith by the Managing Member) thereof.

         "Control" shall have the meaning provided in the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "Current Per Share Market Price" shall mean, as of any date, the average of the Closing Price for the twenty consecutive Trading Days ending on such date.

         "Demand Notice" shall have the meaning set forth in Section 9.2.

         "Depreciation" shall mean, with respect to any asset of the Company for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for Federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book depreciation, depletion or amortization" as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

         "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

         "Event" shall have the meaning set forth in Section 4.3(c).

         "Excess Units" shall have the meaning set forth in Section
4.3(g)(i)(F).

         "Financial Statements" shall mean financial statements (balance sheet, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with generally accepted accounting principles.

         "Fixed Charges" shall mean, for any period (without duplication), the sum of (a) Consolidated Interest Expense for such period plus (b) the aggregate of all scheduled principal payments on Consolidated Outstanding Indebtedness during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness) plus (c) the aggregate of all dividends paid or accrued on any shares of Preferred Stock issued by members of the Consolidated Group and the Consolidated Group Pro Rata Share of all dividends paid or accrued on any shares of Preferred Stock issued by Investment Affiliates (provided that dividends paid or accrued on shares of Preferred Stock owned by the Company or any Subsidiary that is 100% owned by the Company shall be excluded from the amount calculated under clause (c) of this definition and with respect to dividends on Preferred Stock owned by a consolidated Subsidiary of the Company in which the Company does not directly or indirectly hold a 100% ownership interest, a percentage of the paid or accrued dividends attributable to such consolidated Subsidiary shall be excluded from the amount calculated under clause (c) of this definition equal to the percentage ownership interest in such consolidated Subsidiary which is held directly or indirectly by the Company).

         "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

         "GGPI" shall mean General Growth Properties, Inc., a Delaware corporation and the general partner of the Managing Member.

         "Gross Asset Value" shall mean, with respect to any asset of the Company, such asset's adjusted basis for Federal income tax purposes, except as follows:

             (a) the initial Gross Asset Value of (i) the assets contributed by each Member to the Company prior to the date hereof is the gross fair market value of such contributed assets as indicated in the books and records of the Company as of the date hereof, and (ii) any asset hereafter contributed by a Member (including the Managing Member), other than money, is the gross fair market value thereof as reasonably determined by the Managing Member using such reasonable method of valuation as the Managing Member may adopt;

             (b) if the Managing Member reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members, the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Member, as of the following times:

                  (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for Units;

                  (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for the redemption of Units; and

                  (iii) the liquidation of the Company within the meaning of
         Section 1.704-1(b)(2)(ii)(g) of the Regulations;

             (c) the Gross Asset Values of Company assets distributed to any Member shall be the gross fair market values of such assets (taking
    Section 7701(g) of the Code into account) as reasonably determined by the Managing Member as of the date of distribution; and

             (d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (See Exhibit A); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the Managing Member reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

         At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company's assets for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of Company property shall require an adjustment to the Members' Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see paragraph (c) of the definition of Net Income and Net Loss in the case of adjustment by Depreciation, and paragraph (e) of said definition in all other cases.

         "Guarantee" shall mean, with respect to any Person and without duplication, any direct or indirect obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner. "Guaranteed" has a meaning correlative to the term "Guarantee."

         "Immediate Family" shall mean, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

         "Indebtedness" shall mean, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all capitalized lease obligations of such Person, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all guarantee obligations of such Person (excluding in any calculation of Consolidated Outstanding Indebtedness, guarantee obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group) (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, and (h) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. Notwithstanding the foregoing, any indebtedness between or among the Company and any of its Subsidiaries or among the Subsidiaries and the Consolidated Group Pro Rata Share of any indebtedness between or among the Company or any Subsidiary and any Investment Affiliate or among Investment Affiliates shall not be treated as Indebtedness.

         "Investment Affiliate" means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

         "Junior Units" shall have the meaning set forth in Section 4.3(b)(i).

         "JV" shall mean any Subsidiary or Investment Affiliate in which both the Company and the Operating Partnership directly or indirectly have ownership interests; provided, however, that, for purposes of this definition, (a) the ownership by the Operating Partnership of an indirect interest in such Entity through the Company shall not be taken into account and (b) the ownership of any other direct and/or indirect interest of not more than 1% of the total ownership interests in such Entity shall not be taken into account.

         "JV Indebtedness" shall mean, with respect to any JV at any date, the Indebtedness of such JV on such date.

         "Lien" shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

         "Liquidating Trustee" shall mean such individual or Entity as is selected as the Liquidating Trustee hereunder by the Managing Member, which individual or Entity may include the Managing Member or an Affiliate of the Managing Member, provided such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Company and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Company.

         "Majority-In-Interest of the Common Units" shall mean holders of more than fifty percent (50%) of then issued and outstanding Common Units.

      "Management Agreement" shall mean a property management agreement with respect to the property management of each Property entered into (a) with respect to any Property in which the Company directly holds or acquires ownership of a fee or leasehold interest, between the Company, as owner, and the Property Manager, or such other property manager as the Managing Member shall engage, as manager, and (b) with respect to all Properties other than those described in (a) above, between each Property Partnership, as owner, and the Property Manager, or such other property manager as the Managing Member shall engage, as such agreement may be amended, modified or supplemented from time to time.

         "Managing Member" shall mean the Operating Partnership, its duly admitted successors and assigns and any other Person who is a Managing Member of the Company at the time of reference thereto. The Managing Member may not be removed as Managing Member for any reason.

         "Members" shall mean the Persons listed under the caption "Members" on the signature pages hereto, their permitted successors or assigns or any Person who, at the time of reference thereto, is a member of the Company, including the holders of Common Units and Preferred Units on the date thereof.

         "Minimum Gain Attributable to Partner Nonrecourse Debt" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).

         "Net Financing Proceeds" shall mean the cash proceeds received by the Company in connection with any borrowing or refinancing of borrowing by or on behalf of the Company or by or on behalf of any Property Partnership (whether or not secured), after deduction of all costs and expenses incurred by the Company or the Property Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Company or Property Partnerships, or any interest or premium thereon.

         "Net Income or Net Loss" shall mean, for each fiscal year or other applicable period, an amount equal to the Company's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Company; (b) by treating as a deductible expense any expenditure of the Company described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Company (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Company and by treating deductions for any losses incurred in connection with the sale or exchange of Company property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; and (e) in the event of an adjustment of the Gross Asset Value of any Company asset which requires that the Capital Accounts of the Company be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Exhibit A.

         "Net Operating Cash Flow" shall mean, with respect to any fiscal period of the Company, the excess, if any, of "Receipts" over "Expenditures." For purposes hereof, the term "Receipts" means the sum of all cash receipts of the Company from all sources for such period, including Net Sale Proceeds and Net Financing Proceeds but excluding Capital Contributions, and any amounts held as reserves as of the last day of such period which the Managing Member reasonably deems to be in excess of necessary reserves as determined below. The term "Expenditures" means the sum of (a) all cash expenses or expenditures of the Company for such period, (b) the amount of all payments of principal and interest on account of any indebtedness of the Company, or amounts due on such indebtedness during such period (in the case of clauses (a) and (b), excluding expenses or expenditures paid from previously established reserves or deducted in computing Net Financing Proceeds or Net Sales Proceeds), and (c) such additional cash reserves as of the last day of such period as the Managing Member deems necessary for any capital or operating expenditure permitted hereunder.

         "Net Operating Income" shall mean, (a) with respect to any property of the Company or any Subsidiary for any calendar quarter, the sum of "net operating income" of the Consolidated Group (as determined by GAAP) attributable to such property for such calendar quarter determined without regard to any percentage rent or temporary rent, plus the product of 25% and the percentage rent and temporary rent for such calendar quarter and the immediately preceding three calendar quarters and (b) with respect to any property of an Investment Affiliate for any calendar quarter, the Consolidated Group Pro Rata Share of "Net Operating Income" of such Investment Affiliate attributable to such property, calculated in the same manner as in clause (a) of this paragraph.

         "Net Sale Proceeds" means the cash proceeds received by the Company in connection with a sale of any asset by or on behalf of the Company or by or on behalf of a Property Partnership after deduction of any costs or expenses incurred by the Company or a Property Partnership, or payable specifically out of the proceeds of such sale (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the Managing Member elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale, including to a Member or its Affiliates).

         "19.95% Limit" shall have the meaning set forth in Section
4.3(g)(i)(D).

         "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

         "Nonrecourse Liabilities" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

         "Original Agreement" shall have the meaning set forth in the preliminary recitals hereto.

         "Parent Group" shall mean the Operating Partnership, any of the subsidiaries of the Operating Partnership and any other Person in which the Operating Partnership, directly or indirectly, has an ownership interest (other than members of the Consolidated Group and the Investment Affiliates).

         "Parent Indebtedness" shall mean, as of the time of determination, the then outstanding aggregate Indebtedness of the Parent Group but excluding Indebtedness allocated to the members of the Consolidated Group and/or the Investment Affiliates pursuant to (a) any of the sharing agreements referred to on Schedule 3.aa to the Purchase Agreement and/or (b) the letter agreement dated the date hereof, between the Company and the Operating Partnership, relating to the Term Loan Agreement.

         "Parity Units" shall have the meaning set forth in Section 4.3(b).

         "Partner Nonrecourse Deductions" shall have the meaning set forth in
Section 1.704-2(i)(2) of the Regulations.

         "Partnership Minimum Gain" shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

         "Person" or "person" shall mean any individual or Entity.

         "Preferred Stock" shall mean, with respect to any Person, shares of capital stock of, or other equity interests in, such Person which are entitled to preference or priority over any other capital stock of, or other equity interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

         "Preferred Units" shall mean the Series A Preferred Units, the Series B Preferred Units and any other series of preferred units of membership interest in the Company that are established and issued from time to time in accordance with the terms hereof.

         "Prime Rate" shall mean the prime rate announced from time to time by Wells Fargo Bank, N.A. or any successor thereof.

         "Property" shall mean a Shopping Center Project in which the Company or any Property Partnership, directly or indirectly, acquires ownership of a fee or leasehold interest.

         "Property Manager" shall mean General Growth Management, Inc., a Delaware corporation, or its successors or assigns.

         "Property Partnership" shall mean and include any partnership, limited liability company or other Entity in which the Company directly or indirectly is or becomes a partner, member or other equity participant and which has been or is formed for the purpose of directly or indirectly acquiring, developing or owning a Property or a proposed Property.

         "Property Partnership Interests" shall mean and include the interest of the Company or any other Entity as a partner, member or other equity participant in any Property Partnership.

         "PTP" shall have the meaning set forth in Section 4.3(g)(i)(C).

         "Purchase Agreement" shall mean that certain Purchase Agreement dated the date hereof, among the Company, the Operating Partnership, GGPI, the GS 2002 REIT and the Goldman Sachs 2002 Exchange Place Fund, L.P.

         "Qualified Entity" shall mean a partnership, limited liability company or other Entity that is organized under the laws of any state and that is not taxable as a corporation for U.S. federal income tax purposes.

         "Qualified Individual" shall have the meaning set forth in Section 9.2.

         "Regulations" shall mean the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" shall have the meaning set forth in Exhibit A.

         "REIT" shall mean a real estate investment trust as defined in Section 856 of the Code.

         "REIT Expenses" shall mean (i) costs and expenses relating to the formation and continuity of existence of GGPI and its subsidiaries (which subsidiaries shall, for purposes of this definition, be included within the definition of GGPI), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director or trustee of GGPI or such subsidiaries, (ii) costs and expenses relating to any offer or registration of securities by GGPI and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by GGPI under federal, state or local laws or regulations, including filings with the SEC,
(iv)costs and expenses associated with compliance by GGPI with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (v) all other operating or administrative costs of GGPI incurred in the ordinary course of its business.

         "REIT Preferred Shares" shall mean 8.95% Cumulative Redeemable Preferred Stock, Series B, par value $100 per share, of GGPI.

         "REIT Requirements" shall have the meaning set forth in Section 5.2.

         "Requesting Party" shall have the meaning set forth in Section 9.2.

         "Reserve Amount" shall mean, as at any time, without duplication, the sum of (i) the amount of all Parent Indebtedness then Guaranteed by any member of the Consolidated Group or any Investment Affiliate and (ii) the amount of all Parent Indebtedness collateralized by Liens on property or assets of any member of the Consolidated Group or any Investment Affiliate.

         "Responding Party" shall have the meaning set forth in Section 9.2.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Section 704(c) Tax Items" shall have the meaning set forth in Exhibit
A.

         "Series A Accumulated Preferred Unit Distributions" shall have the meaning set forth in Section 4.3(d)(ii).

         "Series A Common Exchange Rate" shall have the meaning set forth in
Section 4.3(g)(i)(B).

         "Series A Exchange Price" shall have the meaning set forth in Section 4.3(g)(i)(E).

         "Series A Preferred Exchange Rate" shall have the meaning set forth in
Section 4.3(g)(i)(A).

         "Series A Preferred Unit Distribution" shall have the meaning set forth in Section 4.3(d)(i).

         "Series A Preferred Unit Distribution Payment Date" shall have the meaning set forth in Section 4.3(d)(i).

         "Series A Preferred Units" shall have the meaning set forth in Section 4.3(a).

         "Series A Redemption Date" shall have the meaning set forth in Section 4.3(h)(iii).

         "Series A Redemption Price" shall have the meaning set forth in Section 4.3(h)(i).

         "Series A Third Party Redemption Date" shall have the meaning set forth in Section 4.3(h)(ii).

         "Series B Accumulated Preferred Unit Distributions" shall have the meaning set forth in Section 4(b) of Schedule B.

         "Series B Common Exchange Rate" shall have the meaning set forth in
Section 7(a)(ii) of Schedule B.

         "Series B Event" shall have the meaning set forth in Section 3 of Schedule B.

         "Series B Excess Units" shall have the meaning set forth in Section 7(a)(vi) of Schedule B.

         "Series B Exchange Price" shall have the meaning set forth in Section 7(a)(v) of Schedule B.

         "Series B Junior Units" shall have the meaning set forth in Section 2(a) of Schedule B.

         "Series B Parity Units" shall have the meaning set forth in Section 2(b) of Schedule B.

         "Series B Preferred Exchange Rate" shall have the meaning set forth in
Section 7(a)(i) of Schedule B.

         "Series B Preferred Unit Distribution" shall have the meaning set forth in Section 4(a) of Schedule B.

         "Series B Preferred Unit Distribution Payment Date" shall have the meaning set forth in Section 4(a) of Schedule B.

         "Series B Preferred Units" shall have the meaning set forth in Section 4.7.

         "Series B Redemption Date" shall have the meaning set forth in Section 8(c) of Schedule B.

         "Series B Redemption Price" shall have the meaning set forth in Section 8(a) of Schedule B.

         "Series B Third Party Redemption Date" shall have the meaning set forth in Section 8(b) of Schedule B.

         "Series G Preferred REIT Shares" shall have the meaning set forth in
Section 7(a)(i) of Schedule B.

         "Shopping Center Project" shall mean any shopping center, including construction and improvement activities undertaken with respect thereto and off-site improvements, on-site improvements, structures, buildings and/or related parking and other facilities.

         "Subsidiaries" shall mean all Entities in which the Company has a direct or indirect interest and that would be consolidated with the Company for financial accounting purposes under GAAP.

         "Substituted Member" shall have the meaning set forth in Section 8.2.

         "Tax Items" shall have the meaning set forth in Exhibit A.

         "Term Loan Agreement" shall mean that certain Term Loan Agreement dated as of July 31, 2000, among the Company and the Operating Partnership, as borrowers, Bankers Trust Company, as administrative agent and a lender, and the other parties thereto from time to time as agents and/or lenders.

         "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, shall mean any Business Day.

         "Units" shall mean the units of membership interest in the Company established and issued from time to time in accordance with the terms hereof, including without limitation Common Units and Preferred Units. The number and designation of all Units held by each Member as of the date hereof is set forth opposite such Member's name on Schedule A.

         1.2 EXHIBITS, ETC. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or

Sections of this Agreement. Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by reference.

         1.3 PRONOUNS AND HEADINGS. As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation".

                                   ARTICLE II

                                  CONTINUATION

         2.1 CONTINUATION. The Company was formed as a limited liability company under the Act on May 17, 2000 by the filing of the Certificate with the Delaware Secretary of State on such date. The Members agree that the rights and liabilities of the Members shall be as provided in this Agreement (which amends and restates and supercedes the Original Agreement in its entirety) and, to the extent not provided herein, in the Act. The Managing Member shall cause such notices, instruments, documents, or certificates as may be required by applicable law or which may be necessary to enable the Company to conduct its business and to own its properties in the Company name to be filed or recorded in all appropriate public offices.

         2.2 NAME. The business of the Company shall be conducted under the name of "GGPLP L.L.C." or such other name as the Managing Member may select, and all transactions of the Company, to the extent permitted by applicable law, shall be carried on and completed in such name.

         2.3 CHARACTER OF THE BUSINESS. The purpose of the Company shall be to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with Properties; to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds; to exercise all of the powers of a partner, member or other equity participant in Property Partnerships; to acquire, own, deal with and dispose of Property Partnership Interests; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Company, and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes. The Company shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with and without limiting the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Company, the Company shall have full power and authority, directly or through its interests in Property Partnerships, to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien, and, directly or indirectly, to acquire and construct additional Properties.

         2.4 LOCATION OF THE PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Company shall be at 110 North Wacker Drive, Chicago, Illinois 60606, or at such other location as shall be selected by the Managing Member from time to time in its sole discretion.

         2.5 REGISTERED AGENT AND REGISTERED OFFICE. The Company shall maintain a registered agent and registered office as is required by the Act.

                                  ARTICLE III

                                      TERM

         3.1 COMMENCEMENT. The Company heretofore commenced business as a limited liability company.

         3.2 DISSOLUTION. The Company shall continue until dissolved upon the occurrence of the earliest of the following events:

                  (a) The dissolution, termination, retirement or Bankruptcy of the Managing Member unless the Company is continued as provided in
         Section 8.1;

                  (b) The sale or other disposition of all or substantially all the assets of the Company unless the Managing Member elects to continue the Company business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Company (which activities shall be deemed to be part of the winding up of the affairs of the Company);

                  (c) Dissolution required by operation of law; or

                  (d) December 31, 2075.

                                   ARTICLE IV

                                CLASSES OF UNITS

         4.1 COMMON UNITS. The Company has issued to the Members (other than the GS 2000 REIT and the GS 2002 REIT) the number of common units of membership interest in the Company (the "Common Units") set forth opposite their names on Schedule A, and, in exchange therefor, such Members have contributed to the Company as their Capital Contributions the cash and other property set forth in the books and records of the Company. The Common Units have such rights as are described herein. The Managing Member may, without the consent of the other Members, issue additional Common Units to itself and others from time to time for such consideration as it deems is appropriate. The Managing Member shall be authorized to amend this Agreement to reflect the issuance of Common Units in accordance with this Section 4.1 without the joinder of any other Member.

         4.2 PREFERRED UNITS. The Managing Member shall have the right, without the consent of the other Members (except as otherwise provided herein), to establish and issue from time to time series of preferred units of membership interest in the Company ("Preferred Units") and to establish from time to time the number of Preferred Units to be included in each such series, to fix the designation, powers, preferences and rights of the Preferred Units of each such series and the qualifications, limitations and restrictions thereof and to determine the consideration to be paid from time to time for the Preferred Units in each such series. Except as otherwise provided herein, Preferred Units that are cancelled or redeemed or purchased by the Company may, at the election of the Managing Member, either (a) be reissued by the Company or (b) be cancelled. The Managing Member shall be authorized to amend this Agreement to effect the provisions of this Section 4.2 without the joinder of any other Member (except as otherwise provided herein).

         4.3 ESTABLISHMENT OF SERIES A PREFERRED UNITS.

                  (a) ESTABLISHMENT OF SERIES A PREFERRED UNITS. A series of preferred units of the Company designated as the "8.95% Series A Cumulative Redeemable Preferred Units" (the "Series A Preferred Units") was previously established and has such preferences and other rights as are described herein. The maximum number of Series A Preferred Units which may be issued by the Company from time to time shall be 700,000. The Company heretofore issued 700,000 Series A Preferred Units, the current holder of which is the GS 2000 REIT, in exchange for a Capital Contribution of $175,000,000. Series A Preferred Units shall not have any relative, participating, optional or other special rights and powers other than as set forth herein. Series A Preferred Units that are redeemed or purchased by the Company shall be cancelled and may not be reissued.

                  (b) RANK OF THE SERIES A PREFERRED UNITS. The Series A Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank as follows:

                           (i) senior to all classes or series of Common Units and all other series of Preferred Units other than (A) each series of Preferred Units referred to in Section 4.3(b)(iii) and (B) each series of Preferred Units the express terms of which provide that such series ranks on parity with the Series A Preferred Units (the Common Units and Preferred Units ranking junior to the Series A Preferred Units with respect to distribution rights and rights upon liquidation, dissolution and winding up, collectively, "Junior Units");

                           (ii) on parity with each series of Preferred Units which provides by its express terms that it ranks on parity with the Series A Preferred Units as to distribution rights and rights upon liquidation, dissolution and winding-up of the Company ("Parity Units") (and if the distribution rates, distribution payment dates or redemption or liquidation prices per Unit are different from those of the Series A Preferred Units, the units of such class or series and the Series A Preferred Units shall be entitled to the receipt of distributions and the amounts distributable upon liquidation, dissolution and winding-up in proportion to their respective amounts of accrued and unpaid distributions per unit or liquidation preferences, without preference or priority one over the other); and

                  (iii) junior to any class or series of Preferred Units that is hereafter established, that provides by its express terms that it ranks senior to the Series A Preferred Units and that is approved in accordance with the provisions of Section 4.3(c).

         (c) VOTING. The Company shall not, without the affirmative vote or consent of the holders of at least fifty-one percent (51%) of the Series A Preferred Units outstanding at such time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of Units ranking senior to the Series A Preferred Units with respect to payments of distributions or rights upon liquidation, dissolution or winding up of the Company or reclassify any Common Units into Preferred Units ranking senior to or on parity with the Series A Preferred Units with respect to the payment of distributions or distribution of assets upon liquidation, dissolution or winding-up of the Company, (ii) issue additional Series A Preferred Units or (iii) amend, alter or repeal this Section 4.3 or any other provisions of this Agreement, whether by merger, consolidation or otherwise (an "Event") so as to negate the provisions of clause (i) or (ii) of this paragraph or materially and adversely affect any right, preference, privilege or voting power of the holders of the Series A Preferred Units. Notwithstanding anything to the contrary contained herein, (A) with respect to the occurrence of any of the Events set forth in clause (iii) of this paragraph, so long as Series A Preferred Units remain outstanding with the terms thereof materially unchanged (taking into account that, upon the occurrence of such Event, the Company may not be the surviving entity) and the surviving entity is a Qualified Entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Units and (B) the authorization or creation of, or the increase in the authorized or issued amount of, the Common Units or any other series of Preferred Units, in either case which rank junior to or on parity with the Series A Preferred Units (and any amendments to this Agreement to effect such increase, creation or issuance), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or otherwise require the vote or consent of the holders of the Series A Preferred Units.

         For purposes of the provisions of this Section 4.3(c), each Series A Preferred Unit shall have one (1) vote.

         Notwithstanding anything to the contrary contained herein, the foregoing voting provisions shall not apply if, prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Units shall have been exchanged or redeemed.

         Except as provided herein, the holders of Series A Preferred Units shall have no voting or consent rights or other rights to participate in the management of the Company or to receive notices of meetings.

         (d) DISTRIBUTIONS.

                  (i) PAYMENT OF DISTRIBUTIONS. Each holder of Series A Preferred Units will be entitled to receive, when, as and if declared by the Managing Member, out of Net Operating Cash Flow and subject to the right to payment of the holders of Preferred Units ranking senior to or on parity with the Series A Preferred Units, cumulative preferential cash distributions per Series A Preferred Unit at the rate per annum of 8.95% of the $250 base liquidation preference thereof (or $5.59375 per quarter) (the "Series A Preferred Unit Distribution"). Series A Preferred Unit Distributions with respect to any Series A Preferred Units shall be cumulative, shall accrue from the date of the issuance of such Series A Preferred Units and will be payable
(A) quarterly when, as and if authorized and declared by the Managing Member, in arrears, on the 15th day of January, April, July and October of each year and
(B) in the event of an exchange or redemption of Series A Preferred Units, on the exchange or redemption date, as applicable (each a "Series A Preferred Unit Distribution Payment Date"), commencing on the first of such payment dates to occur following their original date of issuance. The amount of distribution per Series A Preferred Unit accruing in each full quarterly distribution period shall be computed by dividing the annual distribution rate by four. The amount of distributions payable for the initial distribution period or any other period shorter or longer than a full quarterly distribution period on the Series A Preferred Units will be computed on the basis of twelve 30-day months and a 360-day year and the actual number of days elapsed in such a thirty (30) day month. If any Series A Preferred Unit Distribution Payment Date is not a Business Day, then payment of the Series A Preferred Unit Distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any deduction), in each case with the same force and effect as if made on such date. Series A Preferred Unit Distributions will be made to the holders of Series A Preferred Units of record on the relevant record dates, which will be fifteen (15) days prior to the relevant Series A Preferred Unit Distribution Payment Date.

                  (ii) DISTRIBUTIONS CUMULATIVE. Notwithstanding the foregoing, Series A Preferred Unit Distributions will accrue whether or not the terms and provisions of this Agreement or any other agreement of the Company at any time prohibit the current payment of distributions, whether or not the Company has revenues, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid Series A Preferred Unit Distributions will accumulate as of the Series A Preferred Unit Distribution Payment Date on which they first become payable. Any accrued but unpaid Series A Preferred Unit Distributions that are not paid on or prior to the date that they first become payable are hereinafter referred to as "Series A Accumulated Preferred Unit Distributions". No interest or sum of money in lieu of interest will be payable in respect of any Series A Accumulated Preferred Unit Distributions. Series A Accumulated Preferred Unit Distributions may be declared and paid at any time, without reference to any regular Series A Preferred Unit Distribution Payment Date.

         (iii) PRIORITY AS TO DISTRIBUTIONS.

                  (A) So long as any Series A Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any Parity Units, nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Units or any Parity Units, unless, in each case, all Series A Accumulated Preferred Unit Distributions have been paid in full (or have been declared and a sum sufficient for such payment has been set aside therefor) or when Series A Accumulated Preferred Unit Distributions are not paid in full or declared and a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series A Preferred Units and all distributions declared upon any other series or class or classes of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series A Preferred Units and such Parity Units.

                  (B) So long as any Series A Preferred Units are outstanding, no distribution of cash or other property (other than distributions paid solely in Junior Units or options, warrants or other rights to subscribe for or purchase Junior Units) shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Junior Units nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Junior Units (other than consideration paid solely in Junior Units or options, warrants or other rights to subscribe for or purchase Junior Units) unless, in each case, all Series A Accumulated Preferred Unit Distributions have been paid in full or set apart for payment.

                  (C) So long as there are Series A Accumulated Preferred Unit Distributions (and a sum sufficient for full payment of Series A Accumulated Preferred Unit Distributions is not so set apart), all future Series A Preferred Unit Distributions shall be authorized and declared so that the amount of Series A Preferred Unit Distributions per Series A Preferred Unit shall in all cases bear to each other the same ratio that Series A Accumulated Preferred Unit Distributions per Series A Preferred Unit bear to each other.

                  (D) Notwithstanding anything to the contrary set forth herein, distributions on Units held by the Managing Member ranking junior to or on parity with the Series A Preferred Units may be made, without preserving the priority of distributions described in Section 4.3(d)(iii)(A) and (B), but only to the extent such distributions are required to preserve the REIT status of GGPI.

         (iv) NO FURTHER RIGHTS. Holders of Series A Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the Series A Preferred Unit Distributions (and any Series A Accumulated Preferred Unit Distributions) described herein.

         (e) LIQUIDATION PREFERENCE. (i) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company shall be made to or set apart for the holders of Junior Units, each holder of the Series A Preferred Units shall be entitled to receive an amount equal to such holder's Capital Account in respect of its Series A Preferred Units; but the holders of Series A Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable to the holders of Series A Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Preferred Units and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series A Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 4.3(e), none of (i) a consolidation or merger of the Company with or into one or more entities, (ii) a merger of an entity with or into the Company, (iii) a statutory share exchange by the Company or (iv) a sale, lease or conveyance of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

                  (ii) Subject to the rights of the holders of Parity Units, after payment shall have been made in full to the holders of the Series A Preferred Units as provided in this Section, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Units shall not be entitled to share therein.

         (f) TRANSFER BY HOLDERS OF SERIES A PREFERRED UNITS. Notwithstanding anything to the contrary contained herein, a holder of Series A Preferred Units may sell, assign or otherwise transfer all or part of its Series A Preferred Units without the consent of the Managing Member; provided, however, that no such sale, conveyance or other transfer may be made unless the requirements of
Section 8.3 (other than Section 8.3(b)) and the second and fourth sentences of
Section 8.2 are satisfied with respect to such sale, conveyance or other transfer.

         (g) EXCHANGE RIGHTS.

                  (i) RIGHT TO EXCHANGE.

                           (A) Series A Preferred Units will be exchangeable in whole but not in part with GGPI at any time on or after May 25, 2010, at the option of the holders of at least fifty-one percent (51%) of all outstanding Series A Preferred Units for authorized but previously unissued REIT Preferred Shares (and in the event such option is exercised, such exercise and the Exchange Notice given in connection therewith shall be deemed to apply to all issued and outstanding Series A Preferred Units and the holders thereof). Each holder of Series A Preferred

         Units will be entitled to receive for each Series A Preferred
         Unit held by it a number of REIT Preferred Shares equal to the quotient of the Capital Account per Series A Preferred Unit of such holder of Series A Preferred Units (adjusted to reflect fair market value through the exchange date) divided by $1,000 (the "Series A Preferred Exchange Rate"). This exchange right is only exercisable if, at the time of exercise, the fair market value of the Company's assets exceeds the Company's liabilities (and any preferred security claims senior to the Series A Preferred Units) by an amount at least equal to twice the sum of (1) the aggregate Capital Accounts of all holders of Series A Preferred Units plus (2) the aggregate Capital Accounts of all holders of Parity Units. The GS 2000 REIT hereby agrees to the amendment of the terms of the REIT Preferred Shares to reflect the changes reflected on Exhibit B.

                           (B) The Series A Preferred Units will be exchangeable with GGPI at any time on or after May 25, 2005, in whole but not in part, at the option of the holders of at least fifty-one percent (51%) of all outstanding Series A Preferred Units, for authorized but previously unissued Common Shares if at any time Series A Accumulated Preferred Unit Distributions exist with respect to the Series A Preferred Units in an amount equal to the amount that should have been distributed in six (6) prior quarterly distribution periods, whether or not consecutive, at the following exchange rate: for each Series A Preferred Unit, a number of Common Shares equal to the quotient of (x) the sum of $250 and the Series A Accumulated Preferred Unit Distributions with respect thereto (but only up to an amount equal to the amount distributable for six (6) quarterly distribution periods) divided by (y) $37.25 (as adjusted to reflect any splits, combinations or the like after the date hereof) (the "Series A Common Exchange Rate") (and in the event such option is exercised, such exercise and the Exchange Notice given in connection therewith shall be deemed to apply to all issued and outstanding Series A Preferred Units and the holders thereof).

                           (C) Series A Preferred Units will be exchangeable at any time, in whole but not in part, with GGPI at the option of the holders of at least fifty-one percent (51%) of all outstanding Series A Preferred Units for authorized but previously unissued REIT Preferred Shares at the Series A Preferred Exchange Rate upon receipt by a holder or holders of Series A Preferred Units of (A) notice from the Managing Member that the Managing Member or an Affiliate of the Managing Member has taken the position that the Company is, or upon the consummation of an identified event in the immediate future will be, a "publicly traded partnership", taxable as a corporation (a "PTP") within the meaning of
         Section 7704 of the Code or (B) an opinion rendered by independent counsel familiar with such matters addressed to a holder or holders of Series A Preferred Units, that the Company is or likely is, or upon the occurrence of an imminent identified event will be or likely will be, a PTP (and in the event such option is exercised, such exercise and the Exchange Notice given in connection therewith shall be deemed to apply to all issued and outstanding Series A Preferred Units and the holders thereof). This exchange right is exercisable only under the circumstances described in the last sentence of Section 4.3(g)(i)(A).

                           (D) Series A Preferred Units will be exchangeable with GGPI at any time in whole but not in part, at the option of a holder for authorized but previously unissued Common Shares at the Series A Common Exchange Rate if such holder concludes based on results or projected results that there exists (in the reasonable judgment of such holder as confirmed by an opinion of nationally recognized independent counsel or accounting firm) an imminent and substantial risk that such holder's interest in the Company represents or will represent more than nineteen and ninety-five one hundredths percent (19.95%) of the total profits or capital interests in the Company for a taxable year (the "19.95% Limit") (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)) (and in the event such option is exercised, such exercise and the Exchange Notice given in connection therewith shall only apply to all issued and outstanding Series A Preferred Units of the exercising holder).

                           (E) Notwithstanding anything to the contrary set forth in Sections 4.3(g)(i)(A) through (D), if an Exchange Notice (as defined herein) has been delivered to the Managing Member and GGPI, then the Managing Member or GGPI may at its option, within ten (10) Business Days after receipt of the Exchange Notice, elect to purchase or cause the Company to redeem all or a portion of the outstanding Series A Preferred Units (for which Exchange Notices have been delivered or are deemed to have been delivered) for cash or Common Shares, in each case at the Series A Exchange Price per Series A Preferred Unit as of the date the Exchange Notice is sent. The "Series A Exchange Price" of an outstanding Series A Preferred Unit shall equal: (1) in the event that the holders of the Series A Preferred Units are exchanging such Unit for Common Shares, the product of the number of Common Shares issued in respect of such Preferred Unit multiplied by the Current Per Share Market Price, or (2) in the event that the holders of the Series A Preferred Units are exchanging such Unit for REIT Preferred Shares, the pro rata portion of the Capital Account (as adjusted and booked up or down immediately prior to such purchase or redemption) allocable to that Series A Preferred Unit. If such election is made with respect to fewer than all of the outstanding Series A Preferred Units, the number of Series A Preferred Units held by each holder of Series A Preferred Units to be redeemed or purchased shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units that the total number of Series A Preferred Units held by such holder of Series A Preferred Units represents) of the aggregate number of Series A Preferred Units being redeemed. An election by the Managing Member or GGPI under this Section shall be effected by delivering notice thereof to the holders identified in the Exchange Notice.

                           (F) If an exchange of all Series A Preferred Units pursuant to Sections 4.3(g)(i)(A) through (D) would violate the provisions on ownership limitation of GGPI set forth in its Charter and such ownership limitation is not waived by GGPI, each holder of Series A Preferred Units shall be entitled to exchange that number of Series A Preferred Units which would comply with the provisions on the ownership limitation of GGPI and any Series A Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Company for cash in an amount determined in the manner set forth in subsection (E).

         (ii) PROCEDURE FOR EXCHANGE AND/OR REDEMPTION OF SERIES A PREFERRED UNITS.

                           (A) Any exchange right shall be exercised pursuant to a written notice of exchange (the "Exchange Notice") delivered to the Managing Member and GGPI by holders of Series A Preferred Units owning at least fifty-one percent (51%) of the outstanding Series A Preferred Units (or by a holder of Series A Preferred Units in the case of an exchange pursuant to Section 4.3(g)(i)(D) hereof) by fax and certified mail postage prepaid. The Exchange Notice shall specify the name or names of the holders of Series A Preferred Units that are exercising (or are deemed to have exercised) the exchange rights and the number of Series A Preferred Units as to which such rights are being exercised (or are deemed to have been exercised). The closing of the exchange or redemption pursuant to this Section 4.3(g) shall occur within fifteen
         (15) Business Days following the giving of the Exchange Notice. At the closing, the exchanging holder(s) shall deliver such instruments of transfer and other documents as GGPI or the Managing Member may reasonably request and GGPI and/or the Company shall deliver to the exchanging holder certificates representing the REIT Preferred Shares or Common Shares and/or the cash redemption price. Notwithstanding anything to the contrary contained herein, any and all Series A Preferred Units to be exchanged for Common Shares or REIT Preferred Shares pursuant to this Section shall be so exchanged in a single transaction at one time. As a condition to exchange, each holder of Series A Preferred Units shall make such customary representations as may be reasonably necessary for the Managing Member or GGPI to establish that the issuance of Common Shares or REIT Preferred Shares pursuant to the exchange shall not be required to be registered under the Securities Act of 1933, as amended, or any applicable state securities laws. Any Common Shares or REIT Preferred Shares issued pursuant to this Section shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Charter or the by-laws of GGPI, the Securities Act and relevant state securities or blue sky laws and any Series A Preferred Units as to which the exchange right has been exercised shall be free of any pledge, lien, encumbrance or restriction other than those provided in this Agreement, the Securities Act and relevant state securities or blue sky laws (and the parties shall make representations and warranties to the other to such effect). The certificates representing the Common Shares or REIT Preferred Shares issued upon exchange of the Series A Preferred Units shall, in addition to any legend required by the Charter, contain the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

                  Notwithstanding anything to the contrary contained herein and at the request of a majority of the holders of Series A Preferred Shares that have exercised (or are deemed to have exercised) the exchange right pursuant to this Section 4.3(g), GGPI shall cause depositary shares to be issued to such holders upon the closing of the exchange in lieu of REIT Preferred Shares, each depositary share (1) to have a face amount of $25 (or such other amount as may be specified by holders of a majority of the Series A Preferred Units prior to any such exchange) and (2) to represent a fraction of a REIT Preferred Share the denominator of which is $1,000 and the numerator of which is the face amount of such depositary share. At the request of holders of a majority of the Series A Preferred Units, the Company shall take such actions as are necessary to provide for such depositary shares to be issued immediately upon exchange of Series A Preferred Units for REIT Preferred Shares.

                           (B) In the event of an exchange of Series A Preferred Units, an amount equal to the Series A Accumulated Preferred Unit Distributions to the date of exchange on any Series A Preferred Units tendered for exchange shall continue to accrue on such Series A Preferred Units, which remain outstanding following such exchange, with the Managing Member as the holder of such Series A Preferred Units (GGPI having contributed the Series A Preferred Units to the Managing Member). Fractional REIT Preferred Shares or Common Shares are not to be issued upon exchange but, in lieu thereof, the Managing Member will pay a cash adjustment based upon either (i) the fair market value of the REIT Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the Managing Member or (ii) the Current Per Share Market Price of the Common Shares as of the date immediately prior to the exchange date, as the case may be.

         (iii) ADJUSTMENT OF EXCHANGE PRICE. In case GGPI shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of GGPI's Common Shares or sale of all or substantially all of GGPI's assets), in each case as a result of which the REIT Preferred Shares or Common Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series A Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of REIT Preferred Shares or Common Shares or fraction thereof into which one (1) Series A Preferred Unit was exchangeable immediately prior to such transaction. GGPI may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

                  (iv) NO OTHER EXCHANGE RIGHTS. The Series A Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of GGPI, the Managing Member, the Company or any other Person at the option of any holder of Series A Preferred Units except as expressly provided in this Section 4.3(g).

         (h) REDEMPTION.

                  (i) The Series A Preferred Units shall not be redeemable prior to May 25, 2005. On and after May 25, 2005, the Managing Member may, at its option, cause the Company to redeem the Series A Preferred Units in whole or in part, as set forth herein, subject to the provisions described below, at a redemption price, payable in cash, in an amount equal to $250 per Series A Preferred Unit being redeemed (the "Series A Redemption Price"). Upon any such redemption, the Company shall also pay any accumulated and unpaid distributions owing in respect of the Series A Preferred Units being redeemed.

                  (ii) Such Series A Preferred Units as are not held by the Managing Member may be redeemed by the Company on or after May 25, 2005, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice. If fewer than all of the outstanding Series A Preferred Units that are not held by the Managing Member are to be redeemed, the Series A Preferred Units to be redeemed from each holder (other than the Managing Member) shall be selected pro rata (as nearly as practicable without creating fractional units). Any notice of redemption delivered pursuant to this
Section 4.3(h) will be mailed by the Company, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the date upon which such redemption is to occur (the "Series A Third Party Redemption Date"), addressed to each holder of record of the Series A Preferred Units at their respective addresses as they appear on the records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Units. In addition to any information required by law, each such notice shall state: (a) the Series A Third Party Redemption Date, (b) the amount payable per Series A Preferred Unit upon redemption, including the Series A Redemption Price and any amount payable pursuant to Section 4.3(h)(iv) hereof, (c) the aggregate number of Series A Preferred Units to be redeemed and, if fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of Series A Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units not held by the Managing Member that the total number of Series A Preferred Units held by such holder represents and determined as nearly as practicable without creating fractional interests) of the aggregate number of Series A Preferred Units to be redeemed, (d) the place or places where the instrument of transfer is to be surrendered for payment of the amount payable upon redemption and (e) that payment of such amount will be made upon presentation and surrender of the instrument of transfer in the form provided by the Managing Member. If the Company gives a notice of redemption in respect of Series A Preferred Units pursuant to this Section 4.3(h), then, by 12:00 noon, New York City time, on the Series A Third Party Redemption Date, the Company will deposit irrevocably in trust for the benefit of the holders of Series A Preferred Units being redeemed funds sufficient to pay the applicable amount payable with respect to such Series A Preferred Units and will give irrevocable instructions and authority to pay such amount to the holders of the Series A Preferred Units upon surrender of the Series A Preferred Units and such instruments of transfer by such holders at the place designated in the notice of redemption. Any Series A Preferred Units surrendered shall be free and clear of all Liens and the holders thereof shall make representations and warranties to such effect.

                  (iii) Such Series A Preferred Units as may be held by the Managing Member may be redeemed, in whole or in part, at the option of the Managing Member, at any time, upon payment by the Company to the Managing Member of the Series A Redemption Price and any amount payable pursuant to Section 4.3(h)(iv) hereof with respect to such Series A Preferred Units; provided that GGPI shall redeem an equivalent number of REIT Preferred Shares to the extent that there are REIT Preferred Shares issued and outstanding. Such redemption of Series A Preferred Units shall occur substantially concurrently with the redemption by GGPI of such REIT Preferred Shares (such date is herein referred to collectively with the Third Party Redemption Date as the "Series A Redemption Date").

                  (iv) Upon any redemption of Series A Preferred Units, the Company shall pay any accumulated and unpaid distributions for any distribution period, or any other period shorter than a full distribution period, ending on or prior to the Redemption Date. On and after the Redemption Date, distributions will cease to accumulate on the Series A Preferred Units called for redemption, unless the Company defaults in payment therefor. If any date fixed for redemption of Series A Preferred Units is not a Business Day, then payment of the Series A Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series A Redemption Price is improperly withheld or refused and not paid by the Company, distributions on such Series A Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series A Redemption Price. Except as provided above, the Company shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units called for redemption under this Section 4.3(h).

                  (v) If full cumulative distributions on the Series A Preferred Units and any other Parity Units for distribution periods ending on or prior to the date of redemption have not been paid or declared and set apart for payment, the Series A Preferred Units may not be redeemed in part and the Company may not purchase, redeem or otherwise acquire Series A Preferred Units or any Parity Units other than in exchange for Junior Units.

                  (vi) As promptly as practicable after the surrender of any such Series A Preferred Units so redeemed, such Series A Preferred Units shall be exchanged for the amount of cash (without interest thereon) payable therefor pursuant to Section 4.3(h). If fewer than all the Series A Preferred Units represented by any physical certificate are redeemed, then the Company shall issue new certificates representing the unredeemed Series A Preferred Units without cost to the holder thereof.

         (i) OTHER MATTERS. As long as any of the Series A Preferred Units are outstanding, the Company shall comply with the following:

                  (i) DIVIDENDS. The Company shall not make any distributions on the Common Units or any other Junior Units or redeem any such Units unless at the time such distribution or redemption is made, and after giving effect to such distribution or redemption, each of the following conditions shall be met:

                      (A) Consolidated Tangible Net Worth to Reserve Amount. The ratio of the Consolidated Tangible Net Worth to the Reserve Amount is at least 2.0 to 1.0;

                      (B) Adjusted Consolidated Tangible Net Worth. The ratio of the Adjusted Consolidated Tangible Net Worth to the sum of (i) the Capital Accounts of all Preferred Units plus (ii) the amount of accrued Preferred Unit distributions (whether or not declared or paid) for which allocations have not as yet been reflected in the Capital Accounts is at least 1.0 to 1.0;

                      (C) Loan to Value Ratio. The ratio of (x) the Consolidated Outstanding Indebtedness to (y) the Consolidated Tangible Net Worth is no greater than 0.75 to 1.0;

provided, however, that the foregoing shall not prohibit the Company from making distributions (including distributions in redemption of Common Units) to the holders of Common Units in any calendar year in an aggregate amount no greater than the minimum amount a real estate investment trust would be required to distribute under Section 857(a)(1)(A) of the Code for such calendar year (in order to avoid being taxed as a Subchapter C corporation), if such real estate investment trust owned all of the Common Units and had no income from any source other than the Common Units.

         (ii) AFFILIATE TRANSACTIONS.

                  (A) Except as expressly provided elsewhere in this Agreement, the Company shall not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction (but this paragraph shall not restrict the making of distributions by the Company).

                  (B) The Company shall not, and shall not permit any of its Subsidiaries or Investment Affiliates to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, pursuant to any arrangement relating to Parent Indebtedness, except for Liens arising out of any arrangement referred to on Schedule 3.aa to the Purchase Agreement (which arrangements are hereby approved) but only to the extent that the Parent Indebtedness outstanding at any time relating to such arrangement does not exceed the maximum amount of Parent Indebtedness that may be incurred in connection with such arrangement in accordance with the terms thereof as of April 17, 2002 (but nothing contained herein shall prohibit the extension of such arrangements in accordance with the existing extension options relating thereto).

                  (C) The Company shall not, and shall not permit any of its Subsidiaries or Investment Affiliates to, incur, assume or permit to exist any Guarantee of Parent Indebtedness by any member of the Consolidated Group or any Investment Affiliate other than Guarantees arising out of any arrangement referred to on Schedule 3.aa to the Purchase Agreement (which arrangements are hereby approved) but only to the extent that the Parent Indebtedness outstanding at any time relating to such arrangement does not exceed the maximum amount of Parent Indebtedness that may be incurred in connection with such arrangement in accordance with the terms thereof as of April 17, 2002 (but nothing contained herein shall prohibit the extension of such arrangements in accordance with the existing extension options relating thereto).

                  (D) With respect to any JV, (i) the Company shall not, and shall not permit any of its Subsidiaries or Investment Affiliates (other than such JV) to, incur, assume or permit to exist any Guarantee of JV Indebtedness by any member of the Consolidated Group or any Investment Affiliate (other than such JV) other than a Guarantee of no more than the Company's pro rata portion (based on the Company's direct or indirect percentage ownership interest in such JV) of such JV Indebtedness; (ii) the Company shall not, and shall not permit any of its Subsidiaries or Investment Affiliates (other than such JV) to, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues
         (including accounts receivable) or rights in respect thereof, pursuant to any arrangement relating to JV Indebtedness; (iii) the Company shall not permit such JV to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, pursuant to any arrangement relating to Indebtedness of another Entity (other than a member of the Consolidated Group or an Investment Affiliate, in either case that is not another
         JV); and (iv) the Company shall not permit such JV to create, incur or assume any Guaranty pursuant to any arrangement relating to Indebtedness of another Entity (other than a member of the Consolidated Group or an Investment Affiliate, in either case that is not another
         JV).

            (iii) CONSOLIDATED TANGIBLE NET WORTH. The Company shall provide the holders of Series A Preferred Units prompt written notice in the event Consolidated Tangible Net Worth is or is reasonably likely to be less than $600 million as of the last day of any quarter.

            (iv) ASSET TRANSFER. Without the prior written consent of the holders of at least fifty-one percent (51%) of Series A Preferred Units, the Company shall not, and shall not permit any of its Subsidiaries to sell, convey, transfer or otherwise dispose of any Property (i) to any Affiliate of the Company (other than Subsidiaries of the Company) or (ii) to any person that is not an Affiliate of the Company, unless simultaneously therewith, the Company or such Subsidiary acquires an Approved Replacement Property or the following requirements are met:

                  (A) the net income of the Company for the most recently completed twelve months, calculated in accordance with GAAP on a pro forma basis as though such Property had been sold, transferred, conveyed or otherwise disposed of prior to the beginning of such period, would be at least $90 million; and

                  (B) after giving effect to any such sale, conveyance, transfer or other disposition, the Consolidated Tangible Net Worth would not be less than $1 billion; and

                  (C) after giving effect to any such sale, conveyance, transfer or other disposition, the interest of no holder of Series A Preferred Units would represent more than 17.5% of the total profits or capital interests in the Company immediately following such sale, conveyance, transfer or other disposition (determined in accordance with Treasury Regulation Section 1.731-2(e)(4)).

The Company shall give the holders of the Series A Preferred Units notice of any such sale, transfer or other disposition.

         Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.3(i)(iv) shall not apply to (i) the conveyance of any Property or any part thereof to any Person in connection with a foreclosure or eminent domain proceeding or deed in lieu thereof, (ii) the sale, exchange or other disposition of all or substantially all of the properties of the Company and its Subsidiaries, (iii) the grant of an easement or right-of-way, (iv) the lease of the Properties in the ordinary course of business, (v) the sale to any department store or retailer of the portion of the property occupied or proposed to be occupied by it (including parking area and other surrounding area), (vi) the mortgage of any Property or (vii) the other sale, conveyance, transfer or other disposal of a portion of a Property or interests therein in the ordinary course of business, and no notice need be given to the holders of the Series A Preferred Units in connection with a transaction described in this sentence.

                  (v) NET OPERATING INCOME. The Company shall provide the holders of Series A Preferred Units prompt written notice in the event aggregate Net Operating Income for any two consecutive calendar quarters from all properties owned in fee simple or ground leased by the Company, a Subsidiary, or an Investment Affiliate is, or is reasonably likely to be, less than 2.1 times the portion of the Consolidated Interest Expense for such two fiscal quarters attributable to debt, as of the last day of any fiscal quarter.

                  (vi) FIXED CHARGE COVERAGE. The Company shall provide the holders of Series A Preferred Units prompt written notice in the event the ratio of (i) aggregate Net Operating Income for any two consecutive calendar quarters from all properties owned in fee simple or ground leased by the Company, a Subsidiary or an Investment Affiliate, to (ii) Fixed Charges determined on a consolidated basis for such two calendar-quarter period, is or is reasonably likely to be, less than
         1.8 to 1 at the end of such two calendar-quarter period.

                  (vii) EFFECT OF BREACH. In the event of any material breach of any of the covenants set forth in this Section 4.3(i), the holders of Series A Preferred Units shall have all rights at law. The occurrence of any matter for which notice is required to be given in accordance with Section 4.3(i)(iii), (v) or (vi) shall not in and of itself constitute a breach hereof; however, the failure to provide written notice in accordance with each such section is a breach of this Agreement.

         4.4 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members.

         4.5 NO INTEREST; NO RETURN; NO WITHDRAWAL. No Member shall be entitled to interest on its Capital Contribution or on its Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company. No Member may withdraw from the Company without the prior written consent of the Managing Member, other than as expressly provided in this Agreement.

         4.6 NO OTHER CAPITAL CONTRIBUTIONS. No Member shall have any obligation to make any additional Capital Contribution to the Company.

         4.7 ESTABLISHMENT AND ISSUANCE OF SERIES B PREFERRED UNITS. A new series of Preferred Units designated as the "8.95% Series B Cumulative Redeemable Preferred Units" (the "Series B Preferred Units") is hereby established and shall have such rights, preferences, limitations and qualifications as are described on Schedule B, attached hereto and by this reference made a part hereof (in addition to the rights, preferences, limitations and qualifications contained elsewhere in this Agreement, to the extent applicable). The maximum number of Series B Preferred Units which may be issued by the Company from time to time shall be 200,000. Concurrently herewith, the Company is issuing to the GS 2002 REIT 200,000 Series B Preferred Units in exchange for a Capital Contribution by the GS 2002 REIT of $50,000,000. The GS 2002 REIT is hereby admitted as a Member in respect of the Series B Preferred Units issued to it, and the GS 2002 REIT hereby agrees to be bound by the provisions of this Agreement, as the same may be amended from time to time, with respect to such Series B Preferred Units. Series B Preferred Units shall not have any relative, participating, optional or other special rights and powers other than as set forth herein. Series B Preferred Units that are redeemed or purchased by the Company shall be cancelled and may not be reissued.

                                   ARTICLE V

                ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS

         5.1 ALLOCATIONS. The Net Income, Net Loss and/or other Company items shall be allocated pursuant to the provisions of Exhibit A hereto.

         5.2 DISTRIBUTIONS.

                  (a) Subject to the rights of holders of Preferred Units, the Managing Member shall, from time to time as determined by the Managing Member (but in any event not less frequently than quarterly), cause the Company to distribute all or a portion of Net Operating Cash Flow to the holders of the Common Units who are such on the relevant Common Unit Record Date in such amounts as the Managing Member shall determine; provided, however, that all such distributions shall be made pro rata in accordance with the number of Common Units then owned by the Members; and provided further, that notwithstanding the foregoing, the Managing Member shall use its best efforts to cause the Company to distribute sufficient amounts to enable GGPI to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (b) avoid any federal income or excise tax liability of GGPI.

            (b) The Company shall pay distributions in respect of each series of Preferred Units as provided in Section 4.3 hereof, Schedule B and/or any amendment hereto relating to such series of Preferred Units.

         5.3 BOOKS OF ACCOUNT. At all times during the continuance of the Company, the Managing Member shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with generally accepted accounting principles wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased in the course of the Company's business, and all of such other transactions, matters and things relating to the business of the Company as are usually entered in books of account kept by persons engaged in a business of a like kind and character. In addition, the Company shall keep all records as required to be kept pursuant to the Act. The books and records of account shall be kept at the principal office of the Company, and each Member shall at all reasonable times have access to such books and records and the right to inspect the same.

         5.4 REPORTS. The Managing Member shall cause to be submitted to the other Members, promptly following the end of the last calendar year, copies of Financial Statements prepared on a consolidated basis for the Company and the Property Partnerships. The Company shall also cause to be prepared such reports and/or information as are necessary for GGPI to determine its qualification as a REIT and its compliance with the REIT Requirements.

         5.5 TAX ELECTIONS AND RETURNS.

                  (a) All elections required or permitted to be made by the Company under any applicable tax law shall be made by the Managing Member in its sole discretion, including without limitation an election on behalf of the Company pursuant to Section 754 of the Code to adjust the basis of the Company property in the case of transfers of Units, and the Managing Member shall not be required to make any such election.

                  (b) The Managing Member shall cause the Accountants to prepare and file all state and federal tax returns on a timely basis.

         5.6 TAX MATTERS MEMBER. The Managing Member is hereby designated as the Tax Matters Member of the Company, which has the meaning of "Tax Matters Partner" as specified in Section 6231(a)(7) of the Code; provided, however, in exercising its authority as Tax Matters Member it shall be limited by the provisions of this Agreement affecting tax aspects of the Company;

         5.7 WITHHOLDING. Each Member hereby authorizes the Company to withhold or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including without limitation any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be due within fifteen (15) days after repayment is demanded of such Member and shall be repaid through withholding of subsequent distributions to such Member. Any amounts payable by a Member hereunder shall bear interest at the lesser of (a) the Prime Rate and (b) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. To the extent the payment or accrual of withholding tax results in a federal, state or local tax credit to the Company, such credit shall be allocated to the Member to whose distribution the tax is attributable.

                                   ARTICLE VI
             RIGHTS, DUTIES AND RESTRICTIONS OF THE MANAGING MEMBER

         6.1 EXPENDITURES BY COMPANY. The Managing Member is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Company. All of the aforesaid expenditures shall be made on behalf of the Company, and the Managing Member shall be entitled to reimbursement by the Company for any expenditures incurred by it on behalf of the Company which shall be made other than out of the funds of the Company. The Company also shall assume, and pay when due, all Administrative Expenses.

         6.2 POWERS AND DUTIES OF MANAGING MEMBER. The Managing Member shall be responsible for the management of the Company's business and affairs. Except as otherwise herein expressly provided, the Managing Member shall have, and is hereby granted, full, complete and exclusive power, authority and discretion under all circumstances to manage the business of the Company and to take all actions for and on behalf of the Company and in its name as the Managing Member shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Company was organized. Except as otherwise expressly provided herein and without limiting the foregoing, the Managing Member shall have the right, power and authority:

                  (a) To manage, control, invest, reinvest, acquire by purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Company;

                  (b) To acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein, and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on said premises; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in such land trust;

                  (c) To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the Managing Member for the operation and management of the Company business, including but not limited to, the engagement of the Property Manager pursuant to the Management Agreements and the employment or engagement of other contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                  (d) To enter into contracts on behalf of the Company;

                  (e) To borrow money, procure loans and advances from any Person for Company purposes, and to apply for and secure, from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, credit, obligation or liability;

                  (f) To pledge, hypothecate, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or for sale or other disposition any and all Company property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which any attorney may deem necessary, proper or advisable;

                  (g) To acquire and enter into any contract of insurance which the Managing Member deems necessary or appropriate for the protection of the Company, for the conservation of the Company's assets or for any purpose convenient or beneficial to the Company;

         (h) To conduct any and all banking transactions on behalf of the Company; to adjust and settle checking, savings, and other accounts with such institutions as the Managing Member shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Company's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

         (i) To demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Company may be entitled or which are or may become due the Company from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Company is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Company and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

         (j) To make arrangements for financing, including the taking of all action deemed necessary or appropriate by the Managing Member to cause any approved loans to be closed;

         (k) To take all reasonable measures necessary to insure compliance by the Company with applicable arrangements, and other contractual obligations and arrangements entered into by the Company from time to time in accordance with the provisions of this Agreement, including periodic reports as required to lenders and using all due diligence to insure that the Company is in compliance with its contractual obligations;

         (l) To maintain the Company's books and records;

         (m) To prepare and deliver, or cause to be prepared and delivered by the Company's Accountants, all financial and other reports with respect to the operations of the Company, and preparation and filing of all Federal and state tax returns and reports; and

         (n) Any and all other actions that the Managing Member, in its sole and absolute discretion, may deem necessary or appropriate in furtherance of the business of the Company.

         The Managing Member shall not have any obligations hereunder except to the extent that Company funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing Member, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Company. Subject to the terms of Section 4.3 and the terms of any other Preferred Units, the merger or consolidation of the Company with or into another Entity shall be authorized by the Consent of the Holders of Common Units.

         6.3 PROSCRIPTIONS. The Managing Member shall not have the authority to:

                  (a) Do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company (other than a sale of all or substantially all of the Company assets or the dissolution of the Company, each of which is within the power and authority of the Managing Member and do not require the consent of the Members;

                  (b) Possess any Company property or assign rights in specific Company property for other than Company purposes; or

                  (c) Do any act in contravention of applicable law.

Nothing herein contained shall impose any obligation on any Person or firm doing business with the Company to inquire as to whether or not the Managing Member has properly exercised its authority in executing any contract, lease, mortgage, deed or other instrument or document on behalf of the Company, and any such third Person shall be fully protected in relying upon such authority.

         6.4 TITLE HOLDER. To the extent allowable under applicable law, title to all or any part of the properties of the Company may be held in the name of the Company or any other individual, corporation, partnership, trust or otherwise, the beneficial interest in which shall at all times be vested in the Company. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the Managing Member.

         6.5 COMPENSATION OF THE MANAGING MEMBER. The Managing Member shall not be entitled to any compensation for services rendered to the Company solely in its capacity as Managing Member except with respect to reimbursement for those costs and expenses constituting Administrative Expenses.

         6.6 WAIVER AND INDEMNIFICATION.

             (a) Neither the Managing Member nor any Person acting on its behalf, pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Company or to any Member for any acts or omissions performed or omitted to be performed by them (whether on, prior to or after the date hereof) within the scope of the authority conferred upon the Managing Member by this Agreement and the Act; provided that (i) the Managing Member's or such other Person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Company and (ii) the Managing Member or such other Person shall not be guilty of fraud, willful misconduct or gross negligence. The Company shall, and hereby does, indemnify and hold harmless the Managing Member and its Affiliates and any individual acting on their behalf from any loss, damage, claim or liability, including, but not limited to, reasonable attorneys' fees and expenses, incurred by them by reason of any act performed or omitted to be performed by them (whether on, prior to or after the date hereof) in accordance with the standards set forth above or in enforcing the provisions of this indemnity; provided, however, no Member shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Company.

                  (b) Any Person entitled to indemnification under this Agreement shall be entitled to receive, upon application therefor, advances to cover the costs of defending any proceeding against such Person; provided, however, that such advances shall be repaid to the Company, without interest, if such Person is found by a court of competent jurisdiction upon entry of a final judgment not to be entitled to such indemnification. All rights of the indemnitee hereunder shall survive the dissolution of the Company. The indemnification rights contained in this Agreement shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the person seeking indemnification shall be entitled, whether at law or at equity. Indemnification pursuant to this Agreement shall be made solely and entirely from the assets of the Company and no Member shall be liable therefor.

                  (c) The provisions of this Section 6.6 also shall apply to the Liquidating Trustee and the Tax Matters Member.

         6.7 OPERATION IN ACCORDANCE WITH REIT REQUIREMENTS. The Members acknowledge and agree that the Company shall be operated in a manner that will enable GGPI to (a) satisfy the REIT Requirements and (b) avoid the imposition of any federal income or excise tax liability. The Company shall avoid taking any action, or permitting any Property Partnership to take any action, which would result in GGPI ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on GGPI.

         6.8 DUTIES AND CONFLICTS. The Managing Member only shall be required to devote such time to the management of the business of the Company as it deems necessary to promote the interests of the Company. Each Member recognizes that the other Members (including the Managing Member) and their Affiliates have or may hereafter have other business interests, activities and investments, some of which may be in conflict or competition with the business or properties of the Company, and that such Persons are entitled to carry on such other business interests, activities and investments. The Members (including the Managing Member) and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Company, without any obligation to offer any interest in such activities to the Company or to any Member. Neither the Company nor any Member shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Without limiting the foregoing, each Member recognizes that (a) the Managing Member and/or its Affiliates (other than the Company and its Subsidiaries) own, independently and/or with others, direct and/or indirect interests in Shopping Center Projects in which the Company and its Subsidiaries have no interest and which may be in conflict or competition with the business or properties of the Company and its Subsidiaries, (b) the Managing Member intends to continue to conduct and expand such business and activities and (c) the Managing Member and its Affiliates (other than the Company and its Subsidiaries) are entitled to carry on such other business and activities and own such properties without any obligation to offer any interest in such business, activities or properties to the Company or to any Member.

                                  ARTICLE VII

                     DISSOLUTION, LIQUIDATION AND WINDING-UP

         7.1 ACCOUNTING. In the event of the dissolution, liquidation and winding-up of the Company, a proper accounting (which shall be certified) shall be made of the Capital Account of each Member and of the Net Profits or Net Losses of the Company from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report of a certified public accountant selected by the Liquidating Trustee.

         7.2 DISTRIBUTION ON DISSOLUTION. In the event of the dissolution and liquidation of the Company for any reason, the assets of the Company shall be liquidated for distribution in the following rank and order:

                  (a) Payment of creditors of the Company (other than Members) in the order of priority as provided by law;

                  (b) Establishment of reserves as provided by the Managing Member to provide for contingent liabilities, if any;

                  (c) Payment of debts of the Company to Members, if any, in the order of priority provided by law; and

                  (d) Payment to holders of Units in accordance with their Capital Accounts.

         Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Company, the amount determined to be excess shall be distributed to the Members in accordance with the above provisions.

         7.3 TIMING REQUIREMENTS. In the event that the Company is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Members pursuant to Section 7.2(d) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Company in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.

         7.4 SALE OF COMPANY ASSETS. In the event of the liquidation of the Company in accordance with the terms of this Agreement, the Liquidating Trustee may sell Company or Property Partnership property if the Liquidating Trustee has in good faith solicited bids from unrelated third parties and obtained independent appraisals before making any such sale; provided, however, all sales, leases, encumbrances or transfers of Company assets shall be made by the Liquidating Trustee solely on an "arm's-length" basis, at the best price and on the best terms and conditions as the Liquidating Trustee in good faith believes are reasonably available at the time and under the circumstances and on a non-recourse basis to the Members. The liquidation of the Company shall not be deemed finally terminated until the Company shall have received cash payments in full with respect to obligations such as notes, installment sale contracts or other similar receivables received by the Company in connection with the sale of Company assets and all obligations of the Company have been satisfied. The Liquidating Trustee shall continue to act to enforce all of the rights of the Company pursuant to any such obligations until paid in full.

         7.5 DISTRIBUTIONS IN KIND. In the event that it becomes necessary to make a distribution of Company property in kind, the Managing Member may transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section 7.2 hereof.

         7.6 DOCUMENTATION OF LIQUIDATION. Upon the completion of the dissolution and liquidation of the Company, the Company shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Company.

         7.7 NEGATIVE CAPITAL ACCOUNTS. No Member shall be liable to the Company or to any other Member for any deficit or negative balance which may exist in its Capital Account.

                                  ARTICLE VIII

                                TRANSFER OF UNITS

         8.1 MANAGING MEMBER TRANSFER. The Managing Member shall not withdraw from the Company and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Units without (i) the Consent of the Holders of Common Units; and (ii) the consent of the holders of at least fifty-one percent (51%) of the outstanding Series A Preferred Units, which consent may not be unreasonably withheld (except that the Managing Member may sell, assign or transfer its interest to an Affiliate without the consent of the Members). Upon any transfer of Units in accordance with the provisions of this
Section 8.1, the transferee Managing Member shall become vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Units so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Managing Member under this Agreement with respect to such transferred Units and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Managing Member are assumed by a successor corporation by operation of law) shall relieve the transferor Managing Member of its obligations under this Agreement without the Consent of the Holders of the Common Units, in their reasonable discretion. In the event the Managing Member withdraws from the Company, in violation of this Agreement or otherwise, or dissolves or terminates or upon the Bankruptcy of the Managing Member, a Majority in Interest of the Common Units and the holders of at least fifty-one percent (51%) of the outstanding Series A Preferred Units, voting separately as separate classes, may elect to continue the Company business by selecting a substitute Managing Member.

         8.2 TRANSFERS BY OTHER MEMBERS. Except as otherwise provided herein, no Member (other than the Managing Member) shall have the right to transfer all or a portion of its Units to any Person without the written consent of the Managing Member, which consent may be given or withheld in the sole discretion of the Managing Member. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such transferred Units and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Managing Member, which may be given or withheld in its sole discretion. Upon such transfer, the transferee shall be admitted as a substituted member of the Company (the "Substituted Member") and shall succeed to all of the rights of the transferor Member under this Agreement in the place and stead of such transferor Member. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than to receive such portion of the distributions made by the Company as are allocable to the Units transferred.

         8.3 RESTRICTIONS ON TRANSFER. In addition to any other restrictions on transfer herein contained, in no event may any transfer or assignment of Units by any Member be made (a) to any Person who lacks the legal right, power or capacity to own Units; (b) in violation of any provision of any mortgage or trust deed (or the note or bond secured thereby) constituting a Lien against a Property or any part thereof, or other instrument, document or agreement to which the Company or any Property Partnership is a party or otherwise bound; (c) in violation of applicable law; (d) unless such assignment or transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended, or is exempt from registration thereunder; (e) of any component portion of a Unit, such as the Capital Account, or rights to Net Operating Cash Flow, separate and apart from all other components of such Unit,
(f) in the event such transfer would cause GGPI to cease to comply with the REIT Requirements, (g) if such transfer would cause a termination of the Company for federal income tax purposes, (h) if such transfer would, in the opinion of counsel to the Company, cause the Company to cease to be classified as a partnership for Federal income tax purposes, cause the Company to fail to satisfy the safe harbor requirements of Section 1.7704-1(j) of the Regulations during 2002 or cause the Company to have more than 100 partners within the meaning of Reg. Section1.7704-1(h), (i) if such transfer would cause the Company to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), or (j) if such transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101.

         8.4 BANKRUPTCY OF A MEMBER. The Bankruptcy of any Member (other than the Managing Member) shall not cause a dissolution of the Company, but the rights of such Member to share in the Net Profits or Net Losses of the Company and to receive distributions of Company funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Company shall continue as a limited liability company. However, in no event shall such assignee(s) become a Substituted Member without the written consent of the Managing Member.

                                   ARTICLE IX

                             ARBITRATION OF DISPUTES

         9.1 ARBITRATION. Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Company and any one or more of the Members and any claims, disputes and controversies between any one or more Members) arising out of or in connection with this Agreement or the Company shall be resolved by binding arbitration in (x) New York, New York with respect to any dispute involving the Series A Preferred Units or the Series B Preferred Units and (y) with respect to all other disputes, Chicago, Illinois, in accordance with this Article IX and, to the extent not inconsistent herewith, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association.

         9.2 PROCEDURES. Any arbitration called for by this Article IX shall be conducted in accordance with the following procedures:

                  (a) The Company or any Member (the "Requesting Party") may demand arbitration pursuant to Section 9.1 at any time by giving written notice of such demand (the "Demand Notice") to all other Members and (if the Requesting Party is not the Company) to the Company which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

                  (b) Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party, on the one hand, and each of the other Members and/or the Company against whom the claim has been made or with respect to which a dispute has arisen (collectively, the "Responding Party"), on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual (a "Qualified Individual") willing to act as an arbitrator of the claim, dispute or controversy in question. Each of the Requesting Party and the Responding Party shall use their best efforts to select a lawyer or retired judge having no affiliation with any of the parties as their respective Qualified Individual. Within fifteen (15) days after the foregoing selections have been made, the arbitrators so selected shall jointly select a lawyer or retired judge having no affiliation with any of the parties as the third Qualified Individual willing to act as an arbitrator of the claim, dispute or controversy in question. In the event that the two arbitrators initially selected are unable to agree on a third arbitrator within the second fifteen (15) day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint a lawyer or retired judge having no affiliation with any of the parties as the Qualified Individual to act as the third arbitrator. The three arbitrators selected pursuant to this subsection (b) shall constitute the arbitration panel for the arbitration in question.

                  (c) The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitration panel pursuant to subsection (b) above, and the arbitration panel shall render its decision in writing within thirty (30) days after the completion of such presentations. Any decision concurred in by any two (2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.

                  (d) The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys' fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys' fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

         9.3 BINDING CHARACTER. Any decision rendered by the arbitration panel pursuant to this Article IX shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

         9.4 EXCLUSIVITY. Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 9.1, and the Company and its Members stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Article IX shall survive the dissolution of the Company. Notwithstanding the foregoing, the parties may seek injunctive relief or similar relief from a court of competent jurisdiction in New York, New York before an arbitration panel has been appointed.

         9.5 NO ALTERATION OF AGREEMENT. Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1 NOTICES. Except as otherwise provided herein, all notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, delivered by nationally recognized overnight courier, telecopied or sent by registered or certified United States mail, postage prepaid and properly addressed, and shall be deemed to have been given when delivered in person or by nationally recognized courier or registered or certified U.S. mail or upon receipt of telecopy by the appropriate party. For purposes of this Section 10.1, the addresses of the parties hereto shall be as set forth opposite their names on the signature pages thereto. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

         10.2 SUCCESSORS. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Members, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

         10.3 EFFECT AND INTERPRETATION. This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware (without regard to its conflicts of law principles, which might result in the application of the laws of any other jurisdiction).

         10.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document and all signatures need not appear on the same page.

         10.5 MEMBERS NOT AGENTS. Nothing contained herein shall be construed to constitute any Member the agent of another Member, except as specifically provided herein, or in any manner to limit the Members in the carrying on of their own respective businesses or activities.

         10.6 ENTIRE UNDERSTANDING; ETC. This Agreement constitutes the entire agreement and understanding among the Members and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter within (including without limitation the Original Agreement).

         10.7 AMENDMENTS. Except as otherwise provided herein (including the provisions of Section 4.3), this Agreement may not be amended, and no provision may be waived, except by a written instrument signed by the holders of a Majority in Interest of the Common Units.

         10.8 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

         10.9 TRUST PROVISION. This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein contained shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

         10.10 ISSUANCE OF CERTIFICATES REPRESENTING UNITS. The Managing Member may, in its sole discretion, issue certificates representing all or a portion of the Units of one or more Members and, in such event, the Managing Member shall establish such rules and regulations relating to issuances and reissuances of certificates upon transfer of Units, the division of Units among multiple certificates and the loss, theft, destruction or mutilation of certificates as the Managing Member reasonably deems appropriate.

         10.11 SPECIFIC PERFORMANCE. The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity or other tribunal with jurisdiction by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

         10.12 POWER OF ATTORNEY. Each Member (other than the holders of Series A Preferred Units or Series B Preferred Units) hereby irrevocably constitutes and appoints the Managing Member his or its true and lawful attorney-in-fact, in his or its name, place and stead with full power of substitution, to consent to, make, execute, sign, acknowledge, swear to, record and file, on behalf of such Member and/or on behalf of the Company, the following:

                  (a) this Agreement, any certificate of foreign limited liability company, any certificate of doing business under an assumed name, and any other certificates or instruments which may be required to be filed by the Company or such Member under the laws of the State of Delaware or any other jurisdiction the laws of which may be applicable;

                  (b) a certificate of cancellation of the Certificate of Formation of the Company and such other instruments or documents as may be deemed necessary or desirable by said attorneys upon the termination of the Company;

                  (c) any and all amendments or restatements of the documents described in subsections (a) and (b) above, provided such amendments are either required by law, are necessary to correct statements herein or therein, or are consistent with this Agreement (including without limitation any amendments referred to in Sections 4.1 and 4.2); and

                  (d) any and all such other documents as may be deemed necessary or desirable by said attorney to carry out fully the provisions of this Agreement and as are consistent with the terms hereof.

         The foregoing grant of authority: (i) is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of each member and (ii) shall survive the delivery of an assignment by a Member of the whole or any portion of his or its Units.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, and GGPI has executed this Agreement solely for the purpose of binding itself under Section 4.3(g), as of the date and year first above written.

                             MANAGING MEMBER:

                             GGP LIMITED PARTNERSHIP,
                               a Delaware limited partnership

                             By: General Growth Properties, Inc., a Delaware
                                 corporation, its general partner


                                 By:      /s/  Bernard Freibaum
                                     -----------------------------------
                                     Name: Bernard Freibaum
                                          ------------------------------
                                     Title: Executive Vice President
                                            ----------------------------

                                 110 North Wacker Drive
                                 Chicago, Illinois  60606
                                 Attention:  John Bucksbaum


                             OTHER MEMBERS:

                             CALEDONIAN HOLDING COMPANY, INC.,
                               a Delaware corporation

                             By: /s/  Bernard Freibaum
                                ----------------------------------------
                                  Name: Bernard Freibaum
                                       ---------------------------------
                                  Title: Vice President
                                        --------------------------------

                                      110 North Wacker Drive
                                      Chicago, Illinois 60606
                                      Attention:  John Bucksbaum

                             GGP AMERICAN PROPERTIES INC.,
                                a Delaware corporation

                             By: /s/  Bernard Freibaum
                                ----------------------------------------
                                  Name: Bernard Freibaum
                                       ---------------------------------
                                  Title: Vice President
                                        --------------------------------

                                      110 North Wacker Drive
                                      Chicago, Illinois 60606
                                      Attention:  John Bucksbaum


                             GSEP 2000 REALTY CORP.

                             By: /s/  Eric Lane
                                ----------------------------------------
                                  Name: Eric Lane
                                       ---------------------------------
                                  Title: President and CEO
                                        --------------------------------

                                      c/o Goldman, Sachs & Co.
                                      One New York Plaza
                                      New York, New York 10004
                                      Attention:  Eric Lane

                             GSEP 2002 REALTY CORP.

                             By: /s/  Eric Lane
                                ----------------------------------------
                                  Name: Eric Lane
                                       ---------------------------------
                                  Title: President and CEO
                                        --------------------------------

                                      c/o Goldman, Sachs & Co.
                                      One New York Plaza, 40th Floor
                                      New York, New York 10004
                                      Attention:  Eric Lane

                             GENERAL GROWTH PROPERTIES, INC.,
                              a Delaware corporation

                             By: /s/  Bernard Freibaum
                                ----------------------------------------
                                  Name: Bernard Freibaum
                                       ---------------------------------
                                  Title: Executive Vice President
                                        --------------------------------

                                      110 North Wacker Drive
                                      Chicago, Illinois 60606
                                      Attention:  John Bucksbaum

                                    EXHIBIT A
                                     TO THE
                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                                  GGPLP L.L.C.

                                   ALLOCATIONS



1.       Allocation of Net Income and Net Loss.

         (a) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

                  (1) First, to each Member holding Common Units in proportion to, and to the extent of, the excess of (i) the cumulative amount of Net Loss allocated with respect to such Common Units pursuant to paragraph (b)(5) below for all prior periods over (ii) the cumulative amount of Net Income allocated with respect to such Common Units pursuant to this paragraph (a)(1) for all prior periods;

                  (2) Second, to each Member holding Preferred Units until the cumulative Net Income allocated with respect to each Preferred Unit pursuant to this paragraph (a)(2) for such period and all prior periods equals the cumulative Net Loss allocated with respect to each such Preferred Unit pursuant to paragraph (b)(4) below for all prior periods (such allocation to be among the Members holding Preferred Units in the reverse order that such Net Loss was allocated to them);

                  (3) Third, to each Member holding Preferred Units in proportion to, and to the extent of, the excess of (i) the cumulative amount of accrued distributions with respect to such Preferred Units for such period and all prior periods (whether or not declared or paid) over (ii) the cumulative amount of Net Income allocated with respect to such Preferred Units pursuant to this paragraph (a)(3) for all prior periods (net of the cumulative Net Loss, if any, allocated with respect to such Preferred Units pursuant to paragraph (b)(3) hereof for all prior periods);

                  (4) Fourth, to each Member holding Common Units until the cumulative Net Income allocated with respect to each Common Unit pursuant to this paragraph (a)(4) for such period and all prior periods equals the cumulative Net Loss allocated with respect to each such Common Unit pursuant to paragraph (b)(2) below for all prior periods (such allocation to be among the Members holding Common Units in the reverse order that such Net Loss was allocated to them); and

                  (5) Thereafter, the balance of the Net Income, if any, shall be allocated among the Members holding Common Units in proportion to the number of Common Units held by them.

         (b) Net Loss. Except as otherwise provided herein, Net Loss of the Company for each fiscal year or other applicable period shall be allocated as follows:

                  (1) First, to the Members holding Common Units, until the cumulative amount of Net Loss allocated with respect to each Common Unit under this paragraph (b)(1) for such period and all prior periods equals the cumulative amount of Net Income allocated to such Common Unit pursuant to paragraph (a)(5) for all prior periods;

                  (2) Second, to the holders of Common Units in proportion to the number of Common Units held by them (provided, however, that to the extent any Net Loss allocated to a Member holding Common Units under this paragraph (b)(2) would cause such Member (hereinafter, a "Restricted Member") to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Member but shall instead, to the extent possible, be allocated to the other Member(s) holding Common Units (hereinafter, the "Permitted Members") pro rata in accordance with the Common Units held by all Permitted Members (for this purpose, a Member's Adjusted Capital Account Deficit shall be determined by considering only those adjustments to such Member's capital account (including any adjustments for capital contributed) that were made in respect of the Member's Common Units));

                  (3) Third, to the Members holding Preferred Units in proportion to, and to the extent of, the excess of (i) the cumulative Net Income allocated with respect to each Preferred Unit pursuant to paragraph (a)(3) hereof for all prior periods over (ii) the cumulative distributions made with respect to each such Preferred Unit pursuant to
         Section 5.2(b) of the Agreement for the current and all prior periods;

                  (4) Fourth, to the Members holding Preferred Units in proportion to the number of Preferred Units held by them (provided, however, that to the extent any Net Loss allocated to a Member holding Preferred Units under this paragraph (b)(2) would cause such Member (hereinafter, a "Restricted Preferred Member") to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Preferred Member but shall instead, to the extent possible, be allocated to the other Member(s) holding Preferred Units (hereinafter, the "Permitted Preferred Members") pro rata in accordance with the Preferred Units held by all Permitted Preferred Members (for this purpose, a Member's Adjusted Capital Account Deficit shall be determined by considering only those adjustments to such Member's capital account (including any adjustments for capital contributed) that were made in respect of the Member's Preferred Units)); and

                  (5) Fifth, to the holders of Common Units in proportion to the number of Common Units held by them.

2.       Special Allocations.

         Notwithstanding any provisions of paragraph 1 of this Exhibit A, the following special allocations shall be made in the following order:

         (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Company fiscal year (except as a result of conversion or refinancing of Company indebtedness, certain capital contributions or revaluation of the Company property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

         (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Company property as further outlined in Regulation Section 1.704-2(i)(4)), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation
Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

         (c) Qualified Income Offset. In the event a Member unexpectedly receives any adjustments, allocations or distributions described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated among the Members holding Common Units in proportion to the number of Common Units held.

         (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Member that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) to which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

         (f) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, the cumulative net amount of allocations of Company items under paragraphs 1 and 2 of this Exhibit A shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred. This paragraph (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided for by subsections (a) through (e) of this Section 2.

3.       Tax Allocations.

         (a) Generally. Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Members on the same basis as their respective book items.

         (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Members in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Members who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Members are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

         (c) Allocations Respecting Section 704(c) and Revaluations; Curative Allocations Resulting from the Ceiling Rule. Notwithstanding paragraph (b) hereof, Tax Items with respect to Company property that is subject to Code
Section 704(c) and/or Regulation Section 1.704-3 (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code Section and/or Regulation Section 1.704-3, as the case may be. The allocation of Tax Items shall be in accordance with the "traditional method" set forth in Regulation
Section 1.704-3(b)(1), unless otherwise determined by the Managing Member, and shall be subject to the ceiling rule stated in Regulation Section 1.704-3(b)(1). The Managing Member is authorized to specially allocate Tax Items (other than the Section 704(c) Tax Items) to cure for the effect of the ceiling rule.

                                   SCHEDULE A
                                     TO THE
                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                                  GGPLP L.L.C.

                                     MEMBERS



                Member             Common Units                 Preferred Units

GGP Limited Partnership               911,000                          0

Caledonian Holding Company, Inc.       29,600                          0

GGP American Properties Inc.           58,500                          0

GSEP 2000 Realty Corp.                      0        700,000 Series A Preferred Units

GSEP 2002 Realty Corp.                      0        200,000 Series B Preferred Units

                                   SCHEDULE B
                                     TO THE
                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                                  GGPLP L.L.C.

         DESIGNATION, PREFERENCES AND RIGHTS OF SERIES B PREFERRED UNITS

         1. DESIGNATION AND NUMBER; ETC. The Series B Preferred Units have been established and shall have such rights, preferences, limitations and qualifications as are described herein (in addition to the rights, preferences, limitations and qualifications contained in the Agreement to the extent applicable). The authorized number of Series B Preferred Units shall be 200,000. Notwithstanding anything to the contrary contained herein, in the event of a conflict between the provisions of this Schedule B and any other provision of the Agreement, the provisions of this Schedule B shall control. Series B Preferred Units shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

         2. RANK OF THE SERIES B PREFERRED UNITS. The Series B Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank as follows:

         (a) senior to all classes or series of Common Units and all other series of Preferred Units other than each series of Preferred Units referred to in Section 2(b) or (c) hereof (the Common Units and the Preferred Units ranking junior to the Series B Preferred Units with respect to distribution rights and rights upon liquidation, dissolution and winding up, collectively, "Series B Junior Units");

         (b) on parity with the Series A Preferred Units and each other series of Preferred Units which provides by its express terms that it ranks on parity with the Series B Preferred Units as to distribution rights and rights upon liquidation, dissolution and winding-up of the Company (the "Series B Parity Units") (and if the distribution rates, distribution payment dates or redemption or liquidation prices per Unit are different from those of the Series B Preferred Units, the units of such class or series and the Series B Preferred Units shall be entitled to the receipt of distributions and the amounts distributable upon liquidation, dissolution and winding-up in proportion to their respective amounts of accrued and unpaid distributions per unit or liquidation preferences, without preference or priority one over the other); and

         (c) junior to any class or series of Preferred Units that is hereafter established, that provides by its express terms that it ranks senior to the Series B Preferred Units and that is approved in accordance with the provisions of Section 3 hereof.

         3. VOTING. The Company shall not, without the affirmative vote or consent of the holders of at least fifty-one percent (51%) of the Series B Preferred Units outstanding at such time, (a) authorize or create, or increase the authorized or issued amount of, any class or series of Units ranking senior to the Series B Preferred Units with respect to payments of distributions or rights upon liquidation, dissolution or winding up of the Company or reclassify any Common Units into Preferred Units ranking senior to or on parity with the Series B Preferred Units with respect to the payment of distributions or distribution of assets upon liquidation, dissolution or winding-up of the Company, (b) issue additional Series B Preferred Units or (c) amend, alter or repeal this Section 3 or any other provisions of this Schedule B or the Agreement, whether by merger, consolidation or otherwise (a "Series B Event"), so as to negate the provisions of clause (a) or (b) of this paragraph or materially and adversely affect any right, preference, privilege or voting power of the holders of the Series B Preferred Units. Notwithstanding anything to the contrary contained herein, (A) with respect to the occurrence of any of the Series B Events set forth in clause
(c) of this paragraph, so long as Series B Preferred Units remain outstanding with the terms thereof materially unchanged (taking into account that, upon the occurrence of such Series B Event, the Company may not be the surviving entity) and the surviving entity is a Qualified Entity, the occurrence of any such Series B Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Units and (B) the authorization or creation of, or the increase in the authorized or issued amount of, the Common Units or any other series of Preferred Units, in either case which rank junior to or on parity with the Series B Preferred Units (and any amendments to the Agreement to effect such increase, creation or issuance), shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or otherwise require the vote or consent of the holders of the Series B Preferred Units.

         For purposes of the provisions of this Section 3, each Series B Preferred Unit shall have one (1) vote.

         Notwithstanding anything to the contrary contained herein, the foregoing voting provisions shall not apply if, prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Units shall have been exchanged or redeemed.

         Except as provided herein or in the Agreement, the holders of Series B Preferred Units shall have no voting or consent rights or other rights to participate in the management of the Company or to receive notices of meetings.

4.       DISTRIBUTIONS.

         (a) PAYMENT OF DISTRIBUTIONS. Each holder of Series B Preferred Units will be entitled to receive, when, as and if declared by the Managing Member, out of Net Operating Cash Flow and subject to the right to payment of the holders of Preferred Units ranking senior to or on parity with the Series B Preferred Units, cumulative preferential cash distributions per Series B Preferred Unit at the rate per annum of 8.95% of the $250 base liquidation preference thereof (or $5.59375 per quarter) (the "Series B Preferred Unit Distribution"). Series B Preferred Unit Distributions with respect to any Series B Preferred Units shall be cumulative, shall accrue from the date of the issuance of such Series B Preferred Units and will be payable (i) quarterly when, as and if authorized and declared by the Managing Member, in arrears, on the 15th day of January, April, July and October of each year and (ii) in the event of an exchange or redemption of Series B Preferred Units, on the exchange or redemption date, as applicable (each a "Series B Preferred Unit Distribution Payment Date"), commencing on the first of such payment dates to occur following their original date of issuance. The amount of distribution per Series B

Preferred Unit accruing in each full quarterly distribution period shall be computed by dividing the annual distribution rate by four. The amount of distributions payable for the initial distribution period or any other period shorter or longer than a full quarterly distribution period on the Series B Preferred Units will be computed on the basis of twelve 30-day months and a 360-day year and the actual number of days elapsed in such a thirty (30) day month. If any Series B Preferred Unit Distribution Payment Date is not a Business Day, then payment of the Series B Preferred Unit Distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any deduction), in each case with the same force and effect as if made on such date. Series B Preferred Unit Distributions will be made to the holders of Series B Preferred Units of record on the relevant record dates, which will be fifteen (15) days prior to the relevant Series B Preferred Unit Distribution Payment Date.

         (b) DISTRIBUTIONS CUMULATIVE. Notwithstanding the foregoing, Series B Preferred Unit Distributions will accrue whether or not the terms and provisions of the Agreement or any other agreement of the Company at any time prohibit the current payment of distributions, whether or not the Company has revenues, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid Series B Preferred Unit Distributions will accumulate as of the Series B Preferred Unit Distribution Payment Date on which they first become payable. Any accrued but unpaid Series B Preferred Unit Distributions that are not paid on or prior to the date that they first become payable are hereinafter referred to as "Series B Accumulated Preferred Unit Distributions". No interest or sum of money in lieu of interest will be payable in respect of any Series B Accumulated Preferred Unit Distributions. Series B Accumulated Preferred Unit Distributions may be declared and paid at any time, without reference to any regular Series B Preferred Unit Distribution Payment Date.

         (c) PRIORITY AS TO DISTRIBUTIONS.

                  (i) So long as any Series B Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any Series B Parity Units, nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Units or any Series B Parity Units, unless, in each case, all Series B Accumulated Preferred Unit Distributions have been paid in full (or have been declared and a sum sufficient for such payment has been set aside therefor) or when Series B Accumulated Preferred Unit Distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series B Preferred Units and all distributions declared upon any other series or class or classes of Series B Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series B Preferred Units and such Series B Parity Units.

                  (ii) So long as any Series B Preferred Units are outstanding, no distribution of cash or other property (other than distributions paid solely in Series B Junior Units or options, warrants or other rights to subscribe for or purchase Series B Junior Units) shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Series B Junior Units nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Junior Units (other than consideration paid solely in Series B Junior Units or options, warrants or other rights to subscribe for or purchase Series B Junior Units) unless, in each case, all Series B Accumulated Preferred Unit Distributions have been paid in full or set apart for payment.

                  (iii) So long as there are Series B Accumulated Preferred Unit Distributions (and a sum sufficient for full payment of Series B Accumulated Preferred Unit Distributions is not so set apart), all future Series B Preferred Unit Distributions shall be authorized and declared so that the amount of Series B Preferred Unit Distributions per Series B Preferred Unit shall in all cases bear to each other the same ratio that Series B Accumulated Preferred Unit Distributions per Series B Preferred Unit bear to each other.

                  (iv) Notwithstanding anything to the contrary set forth herein, distributions on Units held by the Managing Member ranking junior to or on parity with the Series B Preferred Units may be made, without preserving the priority of distributions described in Sections 4(c)(i) and (ii) hereof, but only to the extent such distributions are required to preserve the REIT status of GGPI.

         (d) NO FURTHER RIGHTS. Holders of Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the Series B Preferred Unit Distributions (and any Series B Accumulated Preferred Unit Distributions) described herein.

         5. LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company shall be made to or set apart for the holders of Series B Junior Units, each holder of the Series B Preferred Units shall be entitled to receive an amount equal to such holder's Capital Account in respect of its Series B Preferred Units; but the holders of Series B Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable to the holders of Series B Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Series B Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series B Preferred Units and the holders of any such other Series B Parity Units ratably in accordance with the respective amounts that would be payable on such Series B Preferred Units and any such other Series B Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 5, none of (i) a consolidation or merger of the Company with or into one or more entities, (ii) a merger of an entity with or into the Company, (iii) a statutory share exchange by the Company or

(iv) a sale, lease or conveyance of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

         (b) Subject to the rights of the holders of Series B Parity Units, after payment shall have been made in full to the holders of the Series B Preferred Units as provided in this Section, any series or class or classes of Series B Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Units shall not be entitled to share therein.

         6. TRANSFER BY HOLDERS OF SERIES B PREFERRED UNITS. Notwithstanding anything to the contrary contained herein, a holder of Series B Preferred Units may sell, assign or otherwise transfer all or part of its Series B Preferred Units without the consent of the Managing Member; provided, however, that no such sale, conveyance or other transfer may be made unless the requirements of
Section 8.3 of the Agreement (other than Section 8.3(b) thereof) and the second and fourth sentences of Section 8.2 of the Agreement are satisfied with respect to such sale, conveyance or other transfer.

         7. EXCHANGE RIGHTS.

         (a) RIGHT TO EXCHANGE.

                  (i) Series B Preferred Units will be exchangeable in whole but not in part with GGPI at any time on or after April 17, 2012, at the option of the holders of at least fifty-one percent (51%) of all outstanding Series B Preferred Units, for authorized but previously unissued 8.95% Cumulative Redeemable Preferred Stock, Series G, par value $100 per share, of GGPI ("Series G REIT Preferred Shares") (and in the event such option is exercised, such exercise and the Series B Exchange Notice given in connection therewith shall be deemed to apply to all issued and outstanding Series B Preferred Units and the holders thereof). Each holder of Series B Preferred Units will be entitled to receive for each Series B Preferred Unit held by it a number of Series G REIT Preferred Shares equal to the quotient of the Capital Account per Series B Preferred Unit of such holder of Series B Preferred Units (adjusted to reflect fair market value through the exchange date) divided by $1,000 (the "Series B Preferred Exchange Rate"). This exchange right is only exercisable if, at the time of exercise, the fair market value of the Company's assets exceeds the Company's liabilities (and any preferred security claims senior to the Series B Preferred Units) by an amount at least equal to twice the sum of (1) the aggregate Capital Accounts of all holders of Series B Preferred Units plus (2) the aggregate Capital Accounts of all holders of Series B Parity Units.

                  (ii) The Series B Preferred Units will be exchangeable with GGPI at any time on or after April 17, 2007, in whole but not in part, at the option of the holders of at least fifty-one percent (51%) of all outstanding Series B Preferred Units, for authorized but previously unissued Common Shares if at any time Series B Accumulated Preferred Unit Distributions exist with respect to the Series B Preferred Units in an amount equal to the amount that should have been distributed in six (6) prior quarterly distribution periods, whether or not consecutive, at the following exchange rate: for each Series B Preferred

         Unit, a number of Common Shares equal to the quotient of (x) the sum of $250 and the Series B Accumulated Preferred Unit Distributions with respect thereto (but only up to an amount equal to the amount distributable for six (6) quarterly distribution periods) divided by
         (y) $54.26 (as adjusted to reflect any splits, combinations or the like after the date hereof) (the "Series B Common Exchange Rate") (and in the event such option is exercised, such exercise and the Series B Exchange Notice given in connection therewith shall be deemed to apply to all issued and outstanding Series B Preferred Units and the holders thereof).

                  (iii) [INTENTIONALLY OMITTED].

                  (iv) Series B Preferred Units will be exchangeable with GGPI at any time in whole but not in part, at the option of a holder thereof, for authorized but previously unissued Common Shares at the Series B Common Exchange Rate if such holder concludes, based on results or projected results, that there exists (in the reasonable judgment of such holder as confirmed by an opinion of nationally recognized independent counsel or accounting firm) an imminent and substantial risk that such holder's interest in the Company represents or will represent more than the 19.95% Limit (and in the event such option is exercised, such exercise and the Series B Exchange Notice given in connection therewith shall only apply to all issued and outstanding Series B Preferred Units of the exercising holder).

                  (v) Notwithstanding anything to the contrary set forth in Sections 7(a)(i) through (iv), if a Series B Exchange Notice has been delivered to the Managing Member and GGPI, then the Managing Member or GGPI may at its option, within ten (10) Business Days after receipt of the Series B Exchange Notice, elect to purchase or cause the Company to redeem all or a portion of the outstanding Series B Preferred Units (for which Series B Exchange Notices have been delivered or are deemed to have been delivered) for cash or Common Shares, in each case at the Series B Exchange Price per Series B Preferred Unit as of the date the Series B Exchange Notice is sent. The "Series B Exchange Price" of an outstanding Series B Preferred Unit shall equal: (A) in the event that the holders of the Series B Preferred Units are exchanging such Unit for Common Shares, the product of the number of Common Shares issued in respect of such Preferred Unit multiplied by the Current Per Share Market Price, or (B) in the event that the holders of the Series B Preferred Units are exchanging such Unit for Series G REIT Preferred Shares, the pro rata portion of the Capital Account (as adjusted and booked up or down immediately prior to such purchase or redemption) allocable to that Series B Preferred Unit. If such election is made with respect to fewer than all of the outstanding Series B Preferred Units, the number of Series B Preferred Units held by each holder of Series B Preferred Units to be redeemed or purchased shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units that the total number of Series B Preferred Units held by such holder of Series B Preferred Units represents) of the aggregate number of Series B Preferred Units being redeemed. An election by the Managing Member or GGPI under this Section shall be effected by delivering notice thereof to the holders identified in the Series B Exchange Notice.

                  (vi) If an exchange of all Series B Preferred Units pursuant to Sections 7(a)(i) through (iv) would violate the provisions on ownership limitation of GGPI set forth in its Charter and such ownership limitation is not waived by GGPI, each holder of Series B Preferred Units shall be entitled to exchange that number of Series B Preferred Units which would comply with the provisions on the ownership limitation of GGPI and any Series B Preferred Units not so exchanged (the "Series B Excess Units") shall be redeemed by the Company for cash in an amount determined in the manner set forth in subsection (v).

         (b) PROCEDURE FOR EXCHANGE AND/OR REDEMPTION OF SERIES B PREFERRED
         UNITS.

                  (i) Any exchange right shall be exercised pursuant to a written notice of exchange (the "Series B Exchange Notice") delivered to the Managing Member and GGPI by holders of Series B Preferred Units owning at least fifty-one percent (51%) of the outstanding Series B Preferred Units (or by a holder of Series B Preferred Units in the case of an exchange pursuant to Section 7(a)(iv) hereof) by fax and certified mail postage prepaid. The Series B Exchange Notice shall specify the name or names of the holders of Series B Preferred Units that are exercising (or are deemed to have exercised) the exchange rights and the number of Series B Preferred Units as to which such rights are being exercised (or are deemed to have been exercised). The closing of the exchange or redemption pursuant to this Section 7 shall occur within fifteen (15) Business Days following the giving of the Series B Exchange Notice. At the closing, the exchanging holder(s) shall deliver such instruments of transfer and other documents as GGPI or the Managing Member may reasonably request and GGPI and/or the Company shall deliver to the exchanging holder certificates representing the Series G REIT Preferred Shares or Common Shares and/or the cash redemption price. Notwithstanding anything to the contrary contained herein, any and all Series B Preferred Units to be exchanged for Common Shares or Series G REIT Preferred Shares pursuant to this Section shall be so exchanged in a single transaction at one time. As a condition to exchange, each holder of Series B Preferred Units shall make such customary representations as may be reasonably necessary for the Managing Member or GGPI to establish that the issuance of Common Shares or Series G REIT Preferred Shares pursuant to the exchange shall not be required to be registered under the Securities Act of 1933, as amended, or any applicable state securities laws. Any Common Shares or Series G REIT Preferred Shares issued pursuant to this Section shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Charter or the by-laws of GGPI, the Securities Act and relevant state securities or blue sky laws and any Series B Preferred Units as to which the exchange right has been exercised shall be free of any pledge, lien, encumbrance or restriction other than those provided in the Agreement, the Securities Act and relevant state securities or blue sky laws (and the parties shall make representations and warranties to the other to such effect). The certificates representing the Common Shares or Series G REIT Preferred Shares issued upon exchange of the Series B Preferred Units shall, in addition to any legend required by the Charter, contain the following legend:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

                  Notwithstanding anything to the contrary contained herein and at the request of a majority of the holders of Series B Preferred Shares that have exercised (or are deemed to have exercised) the exchange right pursuant to this Section 7, GGPI shall cause depositary shares to be issued to such holders upon the closing of the exchange in lieu of Series G REIT Preferred Shares, each depositary share (1) to have a face amount of $25 (or such other amount as may be specified by holders of a majority of the Series B Preferred Units prior to any such exchange) and (2) to represent a fraction of a Series G REIT Preferred Share the denominator of which is $1,000 and the numerator of which is the face amount of such depositary share. At the request of holders of a majority of the Series B Preferred Units, the Company shall take such actions as are necessary to provide for such depositary shares to be issued immediately upon exchange of Series B Preferred Units for Series G REIT Preferred Shares.

                  (ii) In the event of an exchange of Series B Preferred Units, an amount equal to the Series B Accumulated Preferred Unit Distributions to the date of exchange on any Series B Preferred Units tendered for exchange shall continue to accrue on such Series B Preferred Units, which remain outstanding following such exchange, with the Managing Member as the holder of such Series B Preferred Units (GGPI having contributed the Series B Preferred Units to the Managing Member). Fractional Series G REIT Preferred Shares or Common Shares are not to be issued upon exchange but, in lieu thereof, the Managing Member will pay a cash adjustment based upon either (i) the fair market value of the Series G REIT Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the Managing Member or (ii) the Current Per Share Market Price of the Common Shares as of the date immediately prior to the exchange date, as the case may be.

         (c) ADJUSTMENT OF EXCHANGE PRICE. In case GGPI shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of GGPI's Common Shares or sale of all or substantially all of GGPI's assets), in each case as a result of which the Series G REIT Preferred Shares or Common Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series B Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series G REIT Preferred Shares or Common Shares or fraction thereof into which one (1) Series B Preferred Unit was exchangeable immediately prior to such transaction. GGPI may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

         (d) NO OTHER EXCHANGE RIGHTS. The Series B Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of GGPI, the Managing Member, the Company or any other Person at the option of any holder of Series B Preferred Units except as expressly provided in this Section 7.

         8. REDEMPTION.

         (a) The Series B Preferred Units shall not be redeemable prior to April 17, 2007. On and after April 17, 2007, the Managing Member may, at its option, cause the Company to redeem the Series B Preferred Units in whole or in part, as set forth herein, subject to the provisions described below, at a redemption price, payable in cash, in an amount equal to $250 per Series B Preferred Unit being redeemed (the "Series B Redemption Price"). Upon any such redemption, the Company shall also pay any accumulated and unpaid distributions owing in respect of the Series B Preferred Units being redeemed.

         (b) Such Series B Preferred Units as are not held by the Managing Member may be redeemed by the Company on or after April 17, 2007, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice. If fewer than all of the outstanding Series B Preferred Units that are not held by the Managing Member are to be redeemed, the Series B Preferred Units to be redeemed from each holder (other than the Managing Member) shall be selected pro rata (as nearly as practicable without creating fractional units). Any notice of redemption delivered pursuant to this Section 8 will be mailed by the Company, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the date upon which such redemption is to occur (the "Series B Third Party Redemption Date"), addressed to each holder of record of the Series B Preferred Units at their respective addresses as they appear on the records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Units. In addition to any information required by law, each such notice shall state: (i) the Series B Third Party Redemption Date, (ii) the amount payable per Series B Preferred Unit upon redemption, including the Series B Redemption Price and any amount payable pursuant to Section 8(d) hereof, (iii) the aggregate number of Series B Preferred Units to be redeemed and, if fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units not held by the Managing Member that the total number of Series B Preferred Units held by such holder represents and determined as nearly as practicable without creating fractional interests) of the aggregate number of Series B Preferred Units to be redeemed, (iv) the place or places where the instrument of transfer is to be surrendered for payment of the amount payable upon redemption and (v) that payment of such amount will be made upon presentation and surrender of the instrument of transfer in the form provided by the Managing Member. If the Company gives a notice of redemption in respect of Series B Preferred Units pursuant to this Section 8, then, by 12:00 noon, New York City time, on the Series B Third Party Redemption Date, the Company will deposit irrevocably in trust for the benefit of the holders of Series B Preferred Units being redeemed funds sufficient to pay the applicable amount payable with respect to such Series B Preferred Units and will give irrevocable instructions and authority to pay such amount to the holders of the Series B Preferred Units upon surrender of the Series B Preferred Units and such instruments of transfer by such holders at the place designated in the notice of redemption. Any Series B Preferred Units surrendered shall be free and clear of all Liens and the holders thereof shall make representations and warranties to such effect.

         (c) Such Series B Preferred Units as may be held by the Managing Member may be redeemed, in whole or in part, at the option of the Managing Member, at any time, upon payment by the Company to the Managing Member of the Series B Redemption Price and any amount payable pursuant to Section 8(d) hereof with respect to such Series B Preferred Units; provided that GGPI shall redeem an equivalent number of Series G REIT Preferred Shares to the extent that there are Series G REIT Preferred Shares issued and outstanding. Such redemption of Series B Preferred Units shall occur substantially concurrently with the redemption by GGPI of such Series G REIT Preferred Shares (such date is herein referred to collectively with the Series B Third Party Redemption Date as the "Series B Redemption Date").

         (d) Upon any redemption of Series B Preferred Units, the Company shall pay any accumulated and unpaid distributions for any distribution period, or any other period shorter than a full distribution period, ending on or prior to the Series B Redemption Date. On and after the Series B Redemption Date, distributions will cease to accumulate on the Series B Preferred Units called for redemption, unless the Company defaults in payment therefor. If any date fixed for redemption of Series B Preferred Units is not a Business Day, then payment of the Series B Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series B Redemption Price is improperly withheld or refused and not paid by the Company, distributions on such Series B Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series B Redemption Price. Except as provided above, the Company shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Units called for redemption under this Section 8.

         (e) If full cumulative distributions on the Series B Preferred Units and any other Parity Units for distribution periods ending on or prior to the date of redemption have not been paid or declared and set apart for payment, the Series B Preferred Units may not be redeemed in part and the Company may not purchase, redeem or otherwise acquire Series B Preferred Units or any Series B Parity Units other than in exchange for Series B Junior Units.

         (f) As promptly as practicable after the surrender of any such Series B Preferred Units so redeemed, such Series B Preferred Units shall be exchanged for the amount of cash (without interest thereon) payable therefor pursuant to
Section 8. If fewer than all the Series B Preferred Units represented by any physical certificate are redeemed, then the Company shall issue new certificates representing the unredeemed Series B Preferred Units without cost to the holder thereof.

         9. OTHER MATTERS. As long as any of the Series B Preferred Units are outstanding, the Company shall comply with the following:

         (a) DIVIDENDS. The Company shall not make any distributions on the Common Units or any other Series B Junior Units or redeem any such Units unless at the time such distribution or redemption is made, and after giving effect to such distribution or redemption, each of the following conditions shall be met:

                  (i) Consolidated Tangible Net Worth to Reserve Amount. The ratio of the Consolidated Tangible Net Worth to the Reserve Amount is at least 2.0 to 1.0;

                  (ii) Adjusted Consolidated Tangible Net Worth. The ratio of the Adjusted Consolidated Tangible Net Worth to the sum of (i) the Capital Accounts of all Preferred Units plus (ii) the amount of accrued Preferred Unit distributions (whether or not declared or paid) for which allocations have not as yet been reflected in the Capital Accounts is at least 1.0 to 1.0;

                  (iii) Loan to Value Ratio. The ratio of (x) the Consolidated Outstanding Indebtedness to (y) the Consolidated Tangible Net Worth is no greater than 0.75 to 1.0;

provided, however, that the foregoing shall not prohibit the Company from making distributions (including distributions in redemption of Common Units) to the holders of Common Units in any calendar year in an aggregate amount no greater than the minimum amount a real estate investment trust would be required to distribute under Section 857(a)(1)(A) of the Code for such calendar year (in order to avoid being taxed as a Subchapter C corporation), if such real estate investment trust owned all of the Common Units and had no income from any source other than the Common Units.

         (b) AFFILIATE TRANSACTIONS.

                  (i) Except as expressly provided elsewhere in the Agreement, the Company shall not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction (but this paragraph shall not restrict the making of distributions by the Company).

                  (ii) The Company shall not, and shall not permit any of its Subsidiaries or Investment Affiliates to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, pursuant to any arrangement relating to Parent Indebtedness, except for Liens arising out of any arrangement referred to on Schedule 3.aa to the Purchase Agreement (which arrangements are hereby approved) but only to the extent that the Parent Indebtedness outstanding at any time relating to such arrangement does not exceed the maximum amount of Parent Indebtedness that may be incurred in connection with such arrangement in accordance with the terms thereof as of April 17, 2002 (but nothing contained herein shall prohibit the extension of such arrangements in accordance with the existing extension options relating thereto).

                  (iii) The Company shall not, and shall not permit any of its Subsidiaries or Investment Affiliates to, incur, assume or permit to exist any Guarantee of Parent Indebtedness by any member of the Consolidated Group or any Investment Affiliate other than Guarantees arising out of any arrangement referred to on Schedule 3.aa to the Purchase Agreement (which arrangements are hereby approved) but only to the extent that the Parent Indebtedness outstanding at any time relating to such arrangement does not exceed the maximum amount of Parent Indebtedness that may be incurred in connection with such arrangement in accordance with the terms thereof as of April 17, 2002 (but nothing contained herein shall prohibit the extension of such arrangements in accordance with the existing extension options relating thereto).

                  (iv) With respect to any JV, (i) the Company shall not, and shall not permit any of its Subsidiaries or Investment Affiliates (other than such JV) to, incur, assume or permit to exist any Guarantee of JV Indebtedness by any member of the Consolidated Group or any Investment Affiliate (other than such JV) other than a Guarantee of no more than the Company's pro rata portion (based on the Company's direct or indirect percentage ownership interest in such JV) of such JV Indebtedness; (ii) the Company shall not, and shall not permit any of its Subsidiaries or Investment Affiliates (other than such JV) to, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, pursuant to any arrangement relating to JV Indebtedness; (iii) the Company shall not permit such JV to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, pursuant to any arrangement relating to Indebtedness of another Entity (other than a member of the Consolidated Group or an Investment Affiliate, in either case that is not another JV); and (iv) the Company shall not permit such JV to create, incur or assume any Guaranty pursuant to any arrangement relating to Indebtedness of another Entity (other than a member of the Consolidated Group or an Investment Affiliate, in either case that is not another JV).

         (c) CONSOLIDATED TANGIBLE NET WORTH. The Company shall provide the holders of Series B Preferred Units prompt written notice in the event Consolidated Tangible Net Worth is or is reasonably likely to be less than $600 million as of the last day of any quarter.

         (d) ASSET TRANSFER. Without the prior written consent of the holders of at least fifty-one percent (51%) of Series B Preferred Units, the Company shall not, and shall not permit any of its Subsidiaries to sell, convey, transfer or otherwise dispose of any Property (i) to any Affiliate of the Company (other than Subsidiaries of the Company) or (ii) to any person that is not an Affiliate of the Company, unless simultaneously therewith, the Company or such Subsidiary acquires an Approved Replacement Property or the following requirements are met:

                  (i) the net income of the Company for the most recently completed twelve months, calculated in accordance with GAAP on a pro forma basis as though such Property had been sold, transferred, conveyed or otherwise disposed of prior to the beginning of such period, would be at least $90 million; and

                  (ii) after giving effect to any such sale, conveyance, transfer or other disposition, the Consolidated Tangible Net Worth would not be less than $1 billion; and

                  (iii) after giving effect to any such sale, conveyance, transfer or other disposition, the interest of no holder of Series B Preferred Units would represent more than 17.5% of the total profits or capital interests in the Company immediately following such sale, conveyance, transfer of other disposition (determined in accordance with Treasury Regulation Section 1.731-2(e)(4)).

The Company shall give the holders of the Series B Preferred Units notice of any such sale, transfer or other disposition.

         Notwithstanding anything to the contrary contained herein, the provisions of this Section 9(d) shall not apply to (i) the conveyance of any Property or any part thereof to any Person in connection with a foreclosure or eminent domain proceeding or deed in lieu thereof, (ii) the sale, exchange or other disposition of all or substantially all of the properties of the Company and its Subsidiaries, (iii) the grant of an easement or right-of-way, (iv) the lease of the Properties in the ordinary course of business, (v) the sale to any department store or retailer of the portion of the property occupied or proposed to be occupied by it (including parking area and other surrounding area), (vi) the mortgage of any Property or (vii) the other sale, conveyance, transfer or other disposal of a portion of a Property or interests therein in the ordinary course of business, and no notice need be given to the holders of the Series B Preferred Units in connection with a transaction described in this sentence.

         (e) NET OPERATING INCOME. The Company shall provide the holders of Series B Preferred Units prompt written notice in the event aggregate Net Operating Income for any two consecutive calendar quarters from all properties owned in fee simple or ground leased by the Company, a Subsidiary, or an Investment Affiliate is, or is reasonably likely to be, less than 2.1 times the portion of the Consolidated Interest Expense for such two fiscal quarters attributable to debt, as of the last day of any fiscal quarter.

         (f) FIXED CHARGE COVERAGE. The Company shall provide the holders of Series B Preferred Units prompt written notice in the event the ratio of (i) aggregate Net Operating Income for any two consecutive calendar quarters from all properties owned in fee simple or ground leased by the Company, a Subsidiary or an Investment Affiliate, to (ii) Fixed Charges determined on a consolidated basis for such two calendar-quarter period, is or is reasonably likely to be, less than 1.8 to 1 at the end of such two calendar-quarter period.

         (g) EFFECT OF BREACH. In the event of any material breach of any of the covenants set forth in this Section 9, the holders of Series B Preferred Units shall have all rights at law. The occurrence of any matter for which notice is required to be given in accordance with Section 9(c), (e) or (f) shall not in and of itself constitute a breach hereof; however, the failure to provide written notice in accordance with each such section is a breach of this Agreement.